                                                                  EXHIBIT 10(t)


                                  ARMCO INC.


                         NONCONTRIBUTORY PENSION PLAN



                           As Amended and Restated

                       Effective As Of January 1, 1989

                              TABLE OF CONTENTS
                              -----------------

Article                                                            Page
- -------                                                            ----
BACKGROUND                                                            1

     1  DEFINITIONS                                                   2

        1.1  Actuarially Equivalent............................       2
        1.2  Actuary...........................................       2
        1.3  Affiliate.........................................       2
        1.4  Average Monthly Earnings..........................       2
        1.5  Basic Agreement...................................       3
        1.6  Board Of Directors................................       3
        1.7  BPAC..............................................       3
        1.8  BPARC.............................................       3
        1.9  Break In Continuous Service.......................       4
       1.10  Code..............................................       4
       1.11  Committee.........................................       4
       1.12  Company...........................................       4
       1.13  Continuous Service................................       4
       1.14  Divested Unit.....................................       4
       1.15  Earnings..........................................       4
       1.16  Effective Date....................................       5
       1.17  Eligible For Public Pension.......................       5
       1.18  Employee..........................................       5
       1.19  Employing Company.................................       5
       1.20  ERISA.............................................       5
       1.21  Layoff............................................       5
       1.22  Participant.......................................       5
       1.23  PBGC..............................................       6
       1.24  Permanent Shutdown................................       6
       1.25  Plan..............................................       6
       1.26  Plan Year.........................................       6
       1.27  Public Pension....................................       6
       1.28  Regulations.......................................       6
       1.29  Retirement........................................       7
       1.30  Trust.............................................       7

     2  PLAN ADMINISTRATION                                           8

        2.1  Powers Of The Benefit Plans
             Administrative Committee..........................       8

        2.2  Powers Of The Benefit Plans
             Asset Review Committee............................       8
        2.3  Powers of An Arbitrator...........................       8
        2.4  Compensation And Expenses
             Of Committee Members..............................       8
        2.5  Bond For Committee Members........................       8
        2.6  Composition Of Committee..........................       9
        2.7  Committee Procedures..............................       9
        2.8  Disqualified Committee Member.....................       9
        2.9  Exercise Of Discretion............................       9
       2.10  Appointment Of Counsel............................       9
       2.11  Delegation Of Authority...........................       9
       2.12  Local Plan Administrators.........................      10
       2.13  Discharge Of Duties...............................      10
       2.14  Indemnification...................................      10
       2.15  Claims Procedure..................................      10

     3  ELIGIBILITY AND TYPES OF PENSIONS                            13

        3.1  Pension Applications.............................       13
        3.2  Normal Retirement Pension........................       13
        3.3  62/15 Retirement Pension.........................       13
        3.4  30-Year Retirement Pension.......................       13
        3.5  Early Retirement (55/15) Pension.................       13
        3.6  Permanent Incapacity Pension.....................       13
        3.7  Immediate Severance (70/80)
             Pension..........................................       14
        3.8  Rule-Of-65 Retirement Pension....................       14
        3.9  Deferred Vested Pension..........................       15
       3.10  Nonduplication Of Benefits.......................       15

     4  SPECIAL PENSION PAYMENT                                      16

        4.1  Eligibility......................................       16
        4.2  Amount...........................................       16
        4.3  Vacation Pay Of Hourly
             Participants.....................................       16
        4.4  Vacation Pay Of Salaried
             Participants.....................................       17
        4.5  Period For Which Payable.........................       17

    5  REGULAR PENSION                                               18

        5.1  Basic Formula For Calculation
             Of Regular Pension...............................       18
        5.2  Increased Regular Pensions.......................       23
        5.3  Increased Rule-Of-65 Retirement
             Pensions.........................................       23
        5.4  Form Of Payment Of Regular Pensions..............       24
        5.5  Commencement And Termination
             Of Regular Pension Payments......................       24

     6  DEDUCTIONS FROM PENSIONS                                     26

        6.1  Deduction For Public Pension......................      26
        6.2  Deduction For Other Pension.......................      26
        6.3  Deduction For Severance Allowance.................      27
        6.4  Deduction For Disability Payments.................      27

     7  SURVIVOR BENEFITS                                            29

        7.1  Pre-Pension Spouse Coverage.......................      29
        7.2  Pre-Retirement Survivor Annuity
             Coverage..........................................      31
        7.3  Automatic 50% Spouse Annuity......................      35
        7.4  Co-Pensioner Options..............................      37
        7.5  Election Of Co-Pensioner Options..................      38
        7.6  Commencement And Termination Of
             Pensions Under Co-Pensioner Options...............      39
        7.7  Death Of Participant Before
             Retirement........................................      39
        7.8  Death Of Co-Pensioner After
             Retirement........................................      39
        7.9  Death Of Co-Pensioner Before
             Retirement........................................      39
       7.10  Post Retirement Adjustments.......................      39
       7.11  Commencement Of Payments..........................      39

     8  SURVIVING SPOUSE'S BENEFIT                                   41

        8.1  Eligibility.......................................      41
        8.2  $140.00 And $90.00 Minimums.......................      41
        8.3  50% Rate..........................................      41

        8.4  Commencement And Termination
             Of Surviving Spouse's Benefit.....................      42
        8.5  Determination Of Status As
             Surviving Spouse..................................      42

     9  DETERMINATION OF CONTINUOUS
        SERVICE                                                      43

        9.1  Definition........................................      43
        9.2  Deductions From Continuous
             Service...........................................      43
        9.3  Break In Continuous Service.......................      43
        9.4  Other Continuous Service..........................      45
        9.5  Employment With a Divested Unit...................      46

    10  REEMPLOYMENT OF RETIRED
        PARTICIPANTS                                                 47

        10.1 Application.......................................      47
        10.2 Effect On Pension.................................      47
        10.3 Continuous Service Of
             Reemployed Participant............................      47
        10.4 Termination Of Reemployment After
             Original Immediate Severance
             (70/80) Retirement Or Rule-Of-65
             Retirement........................................      48
        10.5 When Special Pension Payment
             Not Payable.......................................      48
        10.6 Reinstated Immediate Severance
             (70/80) Retirement Or Reinstated
             Rule-Of-65 Retirement.............................      48

    11  FUNDING AND CONTRIBUTIONS                                    49

        11.1 Contributions.....................................      49
        11.2 Actuarial Valuations..............................      49
        11.3 Investment Of Contributions.......................      49

    12  General Provisions                                           50

        12.1 No Employment Rights..............................      50
        12.2 Non-Assignability Of Pension
             Rights............................................      50

        12.3  Legal, Physical Or Mental
              Incapacity.......................................      50
        12.4  Maximum Pensions.................................      50
        12.5  Sole Source Of Benefits..........................      51
        12.6  Information From Participants....................      51
        12.7  Communications To Committees.....................      52
        12.8  Communications From Committees...................      52
        12.9  Lost Payee.......................................      52
        12.10 Service Of Process...............................      52
        12.11 Expenses.........................................      52

    13  AMENDMENT OR TERMINATION                                     53

        13.1  Right Of Amendment Or
              Termination......................................      53
        13.2  Allocation Of Trust Fund
              Upon Termination.................................      53
        13.3  Disposition Of Allocated Funds...................      53
        13.4  Conditional Limitation Of
              Benefits.........................................      54
        13.5  Merger, Consolidation Or Transfer
              Of Assets Or Liabilities.........................      55
        13.6  Corporate Mergers, Acquisitions
              And Divestments..................................      55

    14  TOP HEAVY PROVISIONS                                         57

        14.1  Determination Of Top Heavy Status................      57
        14.2  Definitions......................................      57
        14.3  Effect Of Top Heavy Status.......................      60

Exhibit A  -  Table Of Percentages.............................      62

Exhibit B  -  Actuarial Assumptions............................      66

Exhibit C-1   Early Commencement Percentages For
              QDRO's With More Than 15 Years Of
              Service..........................................     67

Exhibit C-2   Early Commencement Percentages For
              QDRO's With Less Than 15 Years Of Service........     68

Appendix 1 -  Provisions Relating To Covered Employees
              Of HMK Industries Of Oklahoma Inc................     69

Appendix 2 -  Provisions Relating To Covered
              Employees Of National Oilwell....................      72

Appendix 3 -  Provisions Relating To Covered Employees
              Under The Armco Inc. Retirement Pension
              Plan.............................................      73

Appendix 4 -  Provisions Relating To Covered Employees
              Of ME International..............................      76

Appendix 5 -  Provisions Relating To Covered Employees
              Of Contech.......................................      78

Appendix 6 -  Provisions Relating To Covered Employees
              Of Atlantic Building Systems, Inc................      80

Appendix 7 -  Provisions Relating To Covered Employees
              Of Permanently Shutdown Facilities...............      83

Appendix 8 -  List Of Divested Units...........................      86

                                  BACKGROUND


  Armco Inc., an Ohio corporation ("Armco") established the Armco Inc. Noncontributory Pension Plan (the "Plan") effective as of January 1, 1950. The Plan was amended and restated from time to time thereafter. The Internal Revenue Service has determined that the Plan and its Trust, the Armco Master exemption under Sections 401(a) and 501(a) of the Internal Revenue Code (the "Code").

  As a result of the formation of the Armco Steel Company, L.P., a Delaware limited partnership between Armco and Kawasaki Steel Corporation ("KSC"), and the decentralization of Armco, Armco has amended and restated the Plan as five plans, one of which is the plan contained in this document which shall continue to be known as the Armco Inc. Noncontributory Pension Plan and which is amended and restated effective as of January 1, 1989. It is intended that the amended and restated Plan likewise qualify for favorable federal income tax treatment under the Code.

  Unless otherwise expressly provided herein, the rights of any person whose employment terminates or who retires on or before the effective date of this Plan or a particular Plan amendment to this Plan, including such person's eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant.

                                   ARTICLE 1

                                  DEFINITIONS

  The following words and phrases have the meanings indicated below, unless a different meaning is plainly required by the context.

  1.1 "Actuarially Equivalent" or "Actuarial Equivalent" means, when used with reference to a pension, a benefit of equivalent value computed on the basis of formulae, mortality and other tables and interest rates specified in the Plan and as amended from time to time by BPARC based on the recommendation of the Actuary; provided, however, that the interest rate used to determine the present value of a Participant's benefit shall mean the interest rate or rates as of the date distribution commences which would be used by the PBGC for purposes of determining the present value of the Participant's benefit under the Plan if the Plan had terminated on that date with insufficient assets to provide benefits guaranteed by the PBGC on that date.

  1.2 "Actuary" means the enrolled actuary, as defined in ERISA, engaged by BPARC.

  1.3 "Affiliate" means any corporation which is included in a controlled group of corporations (within the meaning of Code (S) 414(b)) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Code (S) 414(c)), any organization included in the same affiliated service group as the Company (within the meaning of Code (S) 414(m)), or any other entity required to be aggregated with the Company pursuant to the Regulations under Code (S) 414(o); except that for purposes of applying the provisions of Plan (S) 12.4 and Article 14 with respect to the limitation of benefits, Code (S) 415(h) shall apply.

  1.4 "Average Monthly Earnings" means the average monthly Earnings of a Participant for services rendered which are paid by one or more Employing Companies during the Participant's last 120 full calendar months of Continuous Service counted under this Plan prior to his Retirement determined as follows:

  (a) The Participant's Earnings shall be calculated for each of the 10 calculation years during his last 120 full calendar months of Continuous Service prior to his Retirement. The first calculation year shall be the first 12 out of the last 120 full calendar months of Continuous Service prior to Retirement, the second calculation year shall be the second 12 out of such 120 months and so forth through the tenth calculation year which shall be the last 12 out of such 120 months.

  (b) There shall then be selected from such 10 calculation years a "calculation period" which shall be the 5 consecutive calculation years in which the Participant's aggregate Earnings were the highest. Earnings shall not include payments of any form of compensation received in such calculation period for a period in excess of 60 months; in any such case the lesser of such excess payments received shall be excluded. After the highest 5 calculation years have been selected, imputed income relating to supplemental life insurance coverage and Company contributions to the Armco Inc. Thrift Plan for Salaried Employees and the Armco Inc. Thrift
Plan for Hourly Employees, for such period shall be included in the Participant's aggregate Earnings. From and after January 1, 1990, imputed income relating to life insurance coverage shall not be included in the Participant's aggregate Earnings.

  (c) Earnings during the calculation period shall be divided by 60, except that, if during the calculation period the Participant was absent from work without pay because of disability or Layoff, the divisor of 60 shall be reduced by the greater of the aggregate of the full calendar months of such absence:

     (1)  in excess of 3 in each separate period, or

     (2)  in excess of 6;

provided, however, that in the case of Permanent Incapacity Retirement, before making the foregoing reduction, if the calculation period is the last 5 calculation years prior to the Participant's Retirement, there shall be deducted each full calendar month that the Participant was absent without pay because of total disability during the last 6 calendar months of such period. Months deducted under the foregoing shall not be counted as months of absence under (1) and (2) above.

  (d) If, in the judgment of BPAC, the Average Monthly Earnings derived by the application of this Plan (S) 1.4 does not fairly represent the normal Earnings of the Participant, BPAC may, for the purpose of calculating the pension of such Participant, make such adjustments in the actual Earnings of such Participant so as to fairly represent his normal Earnings.

  1.5 "Basic Agreement" means a labor agreement between an Employing Company and a recognized collective bargaining representative covering rates of pay, hours of work, and other basic terms and conditions of employment, which is in effect during the term of the Plan and is applicable to bargaining unit employees at the locations covered by a Basic Agreement, and, where used with respect to an Employee, means the Basic Agreement applicable to such Employee.

  1.6 "Board Of Directors" means the board of directors of the Company as the same may be constituted from time to time.

  1.7 "BPAC" means the Benefit Plans Administrative Committee provided for in Plan (S) 2.1.

  1.8 "BPARC" means the Benefit Plans Asset Review Committee provided for in Plan (S) 2.2.

  1.9  "Break In Continuous Service" has the meaning set forth in Plan (S) 9.3.

  1.10 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to Code provisions shall be interpreted to incorporate all lawful Regulations or rulings issued thereunder or any successor provisions thereto.

  1.11 "Committee" means BPAC and BPARC or either of them. For purposes of ERISA, the members of BPAC and BPARC shall be named fiduciaries and administrators of the Plan with respect to the matters for which they are responsible in accordance with the terms of the Plan and any formal action of the Board Of Directors establishing or modifying such responsibilities.

  1.12 "Company" means Armco Inc., an Ohio corporation, or any corporation which shall be a successor to it in ownership of substantially all of its assets. The Company shall be the sponsor of the Plan.

  1.13 "Continuous Service" means continuous service determined pursuant to Plan Article 9.

  1.14 "Divested Unit" means, except as otherwise provided in Plan (S) 1.24, a business of the Company or any Affiliate (whether organized and operated as a division, a subsidiary or a division of a subsidiary) which has been sold or transferred as a going business to a third party (including a partnership or joint venture) not related to the Company or any Affiliate, or to a corporation, partnership or joint venture partly owned by the Company or an Affiliate but which is not itself an Affiliate, regardless of whether the sale or transfer is accomplished by means of a sale or transfer of the stock or by means of a sale or transfer of assets. Subject to Plan (S) 9.5, a Divested Unit shall continue to be an Employing Company.

  1.15 "Earnings" mean, for the purposes of Plan (S) 1.4, the Participant's earnings for services rendered (excluding any amount included in base hourly rates resulting from a Cost-of-Living Adjustment other than the first Cost-of-Living Adjustment which was included in the base hourly rates subsequent to April 30, 1974, and any amount of Cost-of-Living Adjustment paid to salaried nonexempt Participants not included in base pay) calculated as if the following had not occurred:

  (a) any decreases in the standard hourly wage scale and the base scale for incentives effective May 15, 1983 for members of the Armco Employees Independent Federation, Inc.; June 1, 1983 for members of the Zanesville Armco Independent Organization, Inc., including the nonexempt salaried bargaining unit employees; or August 1, 1983 for members of the Butler Armco Independent Union; or

  (b) any decreases as a result of the Incentive Plan Offset for members of the Salaried Employees Auxiliary of the Armco Employees Independent Federation, Inc.; the Butler Armco Independent Salary Union, and the Butler Plant
Protection Union; or

  (c) any other decreases which may hereafter be agreed to in a Basic Agreement to be disregarded for the purpose of calculating Earnings under the Plan; provided, however, that effective January 1, 1989, Earnings shall not include any amount in excess of $200,000 (adjusted for cost-of-living in accordance with Code (S) 401(a)(17)).

  1.16 "Effective Date" means January 1, 1989, the effective date of the Plan as hereby amended and restated.

  1.17 "Eligible For Public Pension" means the date on which a Participant (or the Participant's spouse or the widow of a deceased Participant) is eligible to receive, or would upon application be eligible to receive, a Public Pension, or would be so eligible except for an offset or suspension imposed by law.

  1.18 "Employee" means any person who is employed by or paid through the payroll of an Employing Company as a regular full-time permanent employee, and whose principal duties are in the United States or a United States citizen employed abroad, excluding (i) any person represented by a recognized collective bargaining representative who has entered into a Basic Agreement which does not provide for participation under the Plan if pension benefits were a subject of good faith bargaining; (ii) any leased employee within the meaning of Code (S) 414(n)(2); (iii) any foreign national working in the United States; and (iv) any full-time salaried employee with a Continuous Service date on or after January 1, 1990.

  1.19 "Employing Company" means the Company and any business unit or a division or department of a business unit which is designated as an Employing Company by BPAC and which is identified as such in an Appendix hereto.

  1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. References to ERISA provisions shall be interpreted to incorporate all lawful Regulations or rulings issued thereunder or any successor provisions thereto.

  1.21 "Layoff" means an involuntary, temporary discontinuance of employment under a written layoff policy which, at the time of discontinuance, is either declared by the Employing Company to be temporary or which is reasonably believed at the time of the initial layoff by the Employing Company to be temporary, and shall include voluntary layoff status which an Employee elects in lieu of immediate termination of employment as a matter of right under written Company policies regarding layoff status.

  1.22      "Participant" means any Employee who is accruing Continuous
Service for any purpose under this Plan or any former Employee, including any surviving spouse or beneficiary of a deceased former employee, who is accruing Continuous Service for any purpose under this Plan or who is no longer accruing Continuous Service but who is receiving or entitled to receive a pension or a Deferred Vested Pension under this Plan. Each employee of an Employing Company who becomes employed in a classification of employment qualifying such employee as an Employee shall automatically become a Participant upon completing at least one year of Continuous Service and attaining age 21.

  1.23      "PBGC" means the Pension Benefit Guaranty Corporation.

  1.24 "Permanent Shutdown" means the total and permanent closing of a major steelmaking, manufacturing or fabrication facility or a significant department of such facility which involves the Layoff or termination of employment of a significant number of Employees; or, when expressly provided in a Basic Agreement, the permanent closing of a plant, department or division which is agreed to be a Permanent Shutdown (or which is otherwise found under the applicable claims procedure to be a Permanent Shutdown, provided that such finding shall apply only with respect to the Employees covered by such Basic Agreement). Except as may otherwise be required by the terms of a Basic Agreement, an Employee (i) whose job is eliminated, (ii) who is displaced from his job by a plant, department or division force reduction, (iii) who refuses a transfer of employment, or (iv) who voluntarily terminates his employment or voluntarily retires after the effective date of a Permanent Shutdown but before his employment is involuntarily terminated by the Employing Company, shall be deemed to have voluntarily terminated employment and not to have lost his employment as a result of a Permanent Shutdown for all purposes under the Plan including, but not limited to, eligibility for a pension under Plan (S)(S) 3.7 and 3.8. Neither the sale or transfer of a business nor the closing of all or any part of a business following its sale or transfer shall be considered a Permanent Shutdown.

  1.25 "Plan" means the Armco Inc. Noncontributory Pension Plan, as the same may be amended from time to time.

  1.26      "Plan Year" means the calendar year.

  1.27 "Public Pension" means a benefit in the nature of an annuity, pension or payment of similar kind

  (a) under Title II of the Social Security Act or its successor ("Social Security Act"),

  (b)  under the Railroad Retirement Act or its successor,

  (c) under a provision of law hereafter established, if an Employing Company has contributed directly or indirectly to such benefit by tax or otherwise with respect to employment of the Participant by an Employing Company,

  (d) any pension or payment of similar kind by reason of any law of any foreign country or any state or political subdivision thereof.

  1.28 "Regulations" means the applicable regulations, rulings and guidelines (including any proposed rules or temporary rules or releases promulgated pending the issuance of such regulations, rulings or other guidelines) issued under the Code or ERISA by the Internal Revenue Service, the Department of Labor, the PBGC or any other governmental agency.

  1.29      "Retirement" means and shall be considered to occur:

  (a) in the case of a Participant who applies for a pension prior to incurring a Break In Continuous Service, on the date he wishes to retire which shall be a date on or after the latest of

          (1)  the date of his request for Retirement,

          (2)  the date of his attainment of eligibility for a pension,

          (3) the last day for which he received Earnings from an Employing Company, but not later than the last day of his Continuous Service; or

  (b) in the case of a Participant who applies for a pension after incurring a Break In Continuous Service, on the last day of his Continuous Service, provided that on such last day he was eligible for immediate commencement of his pension.

  1.30 "Trust" means the Armco Master Pension Trust, as amended from time to time, or such other one or more trusts, or any successor trust or trusts established by the Company, under which any assets of the Plan or income thereon may be held, invested or reinvested to effectuate the purposes of the Plan.

                                  ARTICLE 2

                              PLAN ADMINISTRATION

          2.1 Powers Of The Benefit Plans Administrative Committee. BPAC shall be a named fiduciary of the Plan with the general responsibility, full discretionary authority and the power to administer and construe the provisions of the Plan, to determine in its discretion any questions of law or fact arising under the Plan, to determine in its discretion the amount of and to authorize the payment of benefits properly due under the Plan, to maintain Plan records, to adopt amendments to the Plan in accordance with Plan (S) 13.1 and to exercise such other rights and powers as may be specifically granted to it herein or by the Board Of Directors.

          2.2 Powers Of The Benefit Plans Asset Review Committee. BPARC shall be a named fiduciary of the Plan with the general responsibility, full discretionary authority and the power to manage or to direct the management of any Plan asset which may be held in trust from time to time; to establish the Plan's funding policy; to appoint, remove or change any trustee, investment manager or other funding agency; to delegate to each trustee or investment manager such authority or discretion to manage, acquire or dispose of such assets of the Plan as BPARC may deem appropriate in its discretion and as may be described from time to time by notice to each such trustee or investment manager; and to exercise such other rights and powers as may be specifically granted to it herein or by the Board Of Directors.

          2.3 Powers Of An Arbitrator. Any question which is required to be resolved in accordance with a grievance or arbitration procedure established under a Basic Agreement shall be resolved in accordance with that procedure and BPAC shall have no duty or responsibility with reference to such dispute except to carry out its duties hereunder upon resolution of such dispute in accordance with such procedure. Notwithstanding the foregoing, BPAC shall not be relieved of its duty to assure the final resolution of any dispute resolved in accordance with a Basic Agreement does not materially and adversely affect those Participants who are not members of the unit of employees covered under the Basic Agreement.

          2.4 Compensation And Expenses Of Committee Members. No member of either Committee shall receive any compensation for serving as a member of such Committee but each member shall be entitled to be reimbursed for any reasonable expense incurred in carrying out his duties as a member of such Committee.

          2.5 Bond For Committee Members. No bond or other security shall be required of either Committee or of any member of either Committee except as may be required by ERISA.

          2.6 Composition Of Committee. Any person may serve on either or both Committees, and any member of either Committee or of any subcommittee or any agent or other person to whom either of said Committees may delegate any authority, may serve in more than one capacity with respect to the Plan.

          2.7 Committee Procedures. Each Committee shall elect or designate a Chairman, shall establish procedures for and the time and place of meetings, shall provide for the keeping of minutes of all meetings and shall establish such other procedures as they deem to be necessary or appropriate.

          2.8 Disqualified Committee Member. No member of either Committee may act or influence the decision of the remaining Committee members with respect to any matter relating solely to himself or to any right or benefit he or any of his beneficiaries may have under the Plan.

          2.9 Exercise Of Discretion. The grant of discretion to the Committees to carry out their respective duties hereunder and under the terms of any Trust need not be expressly stated in order to apply to any situation involving discretion in the administration of this Plan and the Trust, but shall be inferred whenever discretion is found to be necessary; and further, the grant of discretion to act is, and is to be construed as, a grant of the broadest possible scope of authority and power to act, it being the intention of the Company in establishing this Plan to assure that all interpretations of the Plan and any Trust shall be made by the Committees, or in accordance with any grievance procedure which may apply, rather than by a third party not familiar with the Plan, its history and purpose. Furthermore, by way of illustration and not limitation, it is intended to grant each fiduciary Committee the broadest possible powers to interpret the Plan and Trust documents, to apply any interpretation in its discretion to finally determine any question arising under the Plan or Trust, and to determine all questions of eligibility for, the commencement date of and the amount of benefits due under the Plan and Trust, if any are due. Each Committee shall endeavor to make consistent determinations in cases involving the same circumstances, but shall not be required to do so. Neither Committee may exercise its discretion in an arbitrary or capricious fashion, nor may it exercise its discretion in a fashion which adversely affects the tax-qualified status of the Plan or which results in discrimination in favor of shareholders, officers or highly compensated employees.

          2.10 Appointment Of Counsel. Each Committee may arrange for the engagement of legal counsel, who may be counsel for the Company or an Affiliate, and may rely upon the opinion of such counsel.

          2.11 Delegation Of Authority. Either Committee may delegate to any agent or to any subcommittee or any member of either Committee or any subcommittee the authority to perform any act such Committee may perform. Such delegation is subject to revocation at any time at the Committee's discretion.

          2.12 Local Plan Administrators. The Company or BPAC may designate one or more persons, each of whom may or may not be a member of the Committee, to be the Local Plan Administrator at each location of each Employing Company. The Local Plan Administrator shall be responsible for providing such information to the Participants and other persons entitled to benefits under the Plan as BPAC may direct, including information regarding the procedure for electing the form of benefits or for filing claims for benefits, and shall perform such other routine and non-discretionary tasks involving the day-to-day administration and operation of the Plan as BPAC may delegate from time to time. No Local Plan Administrator may exercise any discretion in the performance of his duties with respect to the Plan, nor shall any Local Plan Administrator be authorized to make any interpretation of the Plan or to bind either Committee by any statement, written or oral, not first approved in writing by the Committee.

          2.13 Discharge Of Duties. In so far as it is acting in its fiduciary capacity under the Plan, each Committee and any of those of its delegates or appointees who exercise fiduciary responsibility shall discharge their respective fiduciary duties under the Plan solely in the interest of and for the exclusive purpose of providing benefits to Participants and their beneficiaries, exercising the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character with like aims, and in accordance with the terms and conditions of the Plan and applicable law, and shall endeavor to defray the reasonable expenses for the administration of the Plan.

          2.14 Indemnification. The Company and each Employing Company shall, and hereby does agree to, indemnify and hold harmless each present member of each Committee and each successor member and each of any such member's heirs, executors and administrators, and the Committees delegates and appointees, including counsel (other than persons who are independent of the Company or any Affiliate and who render services to the Plan for a fee and other than any arbitrator acting in accordance with any Basic Agreement), from any and all liability or expense, including settlement costs, costs of litigation and counsel fees, reasonably incurred by him or on his behalf in any action, suit or proceeding to which he is or may be made a party by reason of his being or having been a member, delegate or appointee of or counsel to the Committee, except in matters involving (i) felonious criminal liability or (ii) gross, intentional and willful misconduct of a person who was not acting within the scope of his authority with respect to the matter giving rise to the actual or potential liability. If any insurance is in force to cover claims of a nature described above, then no person indemnified hereunder shall have any right of indemnification except to the extent of any deductible amount under the insurance coverage or to the extent any claim is outside of the coverage or the amount of the award, settlement or expense exceeds the insurance limits.

          2.15 Claims Procedure. An application for benefits under the Plan or an inquiry about the interpretation of a Plan provision shall not be a claim under this procedure unless addressed to the Committee in writing and in accordance with the provisions of this Plan (S) 2.15. No statement, whether written or oral, by any person, including a Local

Plan Administrator or a Committee member (unless made by that member in communicating a formal decision of the Committee), is binding on the Committee.

     (a) Any person who questions the amount of any benefit paid or who believes that a benefit should have commenced to be paid which did not so commence or who has some other claim arising under the Plan or Trust (the "Claimant"), shall either (i) deliver a written claim by notice to BPAC fully describing the nature of such claim and incorporating or attaching all information and documentation necessary to enable BPAC to determine whether to grant or deny the claim, or (ii) if such claim is properly subject to resolution under a grievance and/or arbitration procedure established by a Basic Agreement, file such claim in accordance with such grievance and/or arbitration procedure.

     (1) If the claim is filed with the Local Plan Administrator, then the Local Plan Administrator shall forthwith forward the claim, as filed, to BPAC and shall provide notice to the Claimant of the date that such claim was so forwarded. BPAC shall review the claim and supporting information and shall make an initial determination approving or denying the claim.

     (2) If the claim is filed under an applicable grievance and/or arbitration procedure, the final decision, whether made by agreement or as a result of a final arbitration award, under such grievance and/or arbitration procedure shall be the initial decision under the claims procedure set forth in this Plan (S) 2.15; provided, however, that the Committee's responsibility with respect to any such final decision shall be limited to the review of such final decision with reference to its impact, if any, on all persons not directly the subject of such final decision. Such final decision shall be enforced by the Committee unless enforcement will, in the Committee's sole discretion, materially and adversely affect other Participants, in which case the Committee shall take such action as it deems to be appropriate to protect the interests of all of the Participants.

     (b) When the initial determination of a claim is rendered by BPAC, BPAC shall, within 90 days (or such other period as may be established by applicable law) from the time the claim is received, mail a notice of the initial determination to the Claimant. Such 90-day period may be extended by BPAC for up to 90 additional days if special circumstances so require by a notice of extension to the Claimant within the first 90-day period. If the initial determination of a claim is rendered under an applicable grievance and/or arbitration procedure, the final decision under such procedure shall be communicated in accordance with such procedure, but not later than the last date which BPAC could communicate such decision under the foregoing sentence.

     (c) Each Claimant shall have the right to request a full and fair review by BPAC of the initial determination. Such request for review must be made by notice to BPAC within 60 days of receipt of the notice of initial determination and must include all such new information, or documentation as the Claimant believes to be pertinent to BPAC's review of the initial decision. The Claimant or his duly authorized representative shall have the right to review any pertinent documents and to submit any issues or comments. The Claimant or his duly authorized representative may, during such 60-day period, examine and review during reasonable business hours any pertinent documents and may request copies thereof, by written request accompanied by payment of any reasonable copying charges therefor.

     (d) BPAC shall, within 60 days after receipt of the request for review, (or in special circumstances, such as where BPAC in its sole discretion holds a hearing, within 120 days of receipt of the request for review) submit its decision on review in writing to the Claimant. The decision on review will be final, conclusive and binding on all parties.

     (e) Any notice of denial or other decision on review shall be written in a manner calculated to be understood by the Claimant. A notice of denial shall set forth (i) the specific Plan provisions on which the denial is based, (ii) an explanation of additional material or information, if any, necessary to validate such claim together with a statement of why such material or information is necessary, and (iii) an explanation of the review procedure. A decision on review shall set forth the specific Plan provisions on which the decision is based.

     (f) Any claim questioning the amount of a benefit filed more than 90 days following the date of the first payment which would be adjusted if such claim were granted may be rejected as untimely except upon a showing satisfactory to the Committee of extenuating circumstances accounting for the delay in filing the claim; provided, however, that the Plan expressly reserves to the Committees the right and the power to review any claim made at any time, whether within the time for filing such claim or not, or to provide an interpretive opinion relating to any provision of the Plan or Trust or with reference to any factual situation.

                                   ARTICLE 3

                       ELIGIBILITY AND TYPES OF PENSIONS

     3.1 Pension Applications. Eligible Participants must make application for a pension in writing on a form or forms provided by BPAC and file such form or forms with BPAC at any time prior or subsequent to the Participant's Retirement, except as provided in Plan (S) 3.9. BPAC may require an applicant for a pension to provide any reasonably necessary information. Payment of pensions shall commence as provided in Plan (S) 5.5.

     3.2 Normal Retirement Pension. Any Participant who has attained age 65 and who has completed at least 5 years of Continuous Service shall be eligible to retire and shall, upon his Retirement, be eligible for a Normal Retirement Pension.

     3.3 62/15 Retirement Pension. Any Participant who has attained age 62 but not age 65 and who has completed at least 15 years of Continuous Service shall be eligible to retire and shall, upon his Retirement, be eligible for a 62/15 Retirement Pension.

     3.4 30-Year Retirement Pension. Any Participant who has not attained age 62 and who has completed at least 30 years of Continuous Service shall be eligible to retire and shall, upon his Retirement, be eligible for a 30-Year Retirement Pension.

     3.5 Early Retirement (55/15) Pension. Any Participant who has completed at least 15 but less than 30 years of Continuous Service and who has attained age 55, but not age 62, shall be eligible to retire and shall, upon his Retirement, be eligible for an Early Retirement (55/15) Pension. The amount of an Early Retirement (55/15) Pension shall be equal to the Regular Pension provided in Plan Article 5 reduced to its Actuarial Equivalent based on the Participant's age on his pension commencement date, which shall be the date specified by the Participant in his application for a pension, but no later than the first day of the month following his 62nd birthday. If the Participant elects to defer his pension, the Special Pension Payment pursuant to Plan
Article 4 shall be deferred to the pension commencement date unless the Participant affirmatively elects to have such Special Pension Payment made upon his Retirement.

     3.6 Permanent Incapacity Pension. Any Participant who has completed at least 15 years of Continuous Service, who becomes permanently incapacitated and whose incapacity has continued for a period of at least 5 consecutive months shall, upon presentation of evidence of permanent incapacity satisfactory to BPAC, be eligible for a Permanent Incapacity Pension. A Participant shall be eligible for a Permanent Incapacity Pension only if certified as totally and permanently disabled by a physician selected by BPAC.

     3.7 Immediate Severance (70/80) Pension. Any Participant who has not attained age 62, has completed at least 15 years of Continuous Service and who
(i) has attained age 55 and whose combined age and years of Continuous Service equals 70 or more, or (ii) whose combined age and years of Continuous Service equals 80 or more, and

     (a) who incurs a Break In Continuous Service by reason of a Permanent Shutdown, a Layoff or a physical disability, or

     (b) who does not incur a Break In Continuous Service and who is absent from work by reason of

     (1) having elected Layoff status in lieu of having his employment terminated as a result of a Permanent Shutdown, in accordance with the provisions of a Basic Agreement or a written policy of an Employing Company providing such election, or

     (2) a physical disability, but only if the Participant shall be certified as totally and permanently disabled by a physician selected by BPAC, or

     (3) a Layoff other than Layoff status resulting from an election referred to in (1) above and whose return to active employment is declared unlikely by BPAC, or

     (c) who does not incur a Break In Continuous Service and who, while on Layoff status described in (b)(1) above, accepts a job with an Employing Company and, prior to the expiration of 90 consecutive calendar days from the first day worked on such job, elects to retire, shall be eligible to retire and shall, upon his Retirement, be eligible for an Immediate Severance (70/80) Pension. The amount of such Immediate Severance (70/80) Pension paid to a Participant shall be determined in accordance with the provisions of (S) 5.1(d).

     3.8 Rule-Of-65 Retirement Pension. Any Participant (i) who has completed at least 20 years of Continuous Service on his last day worked, (ii) who has not attained age 55, and (iii) whose combined age and years of Continuous Service equals 65 or more but less than 80, and

     (a)  who incurs a Break In Continuous Service by reason of (i) a Layoff or
(ii) a physical disability, or

     (b) who does not incur a Break In Continuous Service and who is absent from work by reason of a Layoff resulting from his election to be placed on Layoff status as a result of a Permanent Shutdown, or

     (c) who does not incur a Break In Continuous Service and who is absent from work by reason of (i) a physical disability, but only if the Participant shall be certified as totally and permanently disabled by a physician selected by BPAC, or (ii) a Layoff other than a Layoff resulting from an election described in (b) above and whose return to active employment is declared unlikely by BPAC, or

     (d) who is not eligible for Retirement under (a), (b) or (c) above and who incurs a Break In Continuous Service by reason of his involuntary termination of employment by the Employing Company on or after the date the Board Of Directors authorized the Permanent Shutdown of the unit at which he is employed, provided the involuntary termination is by reason of the Permanent Shutdown and is not an involuntary termination by the Employing Company for good cause, and who has not been offered suitable long-term employment by the Employing Company, shall be eligible to retire, and shall, upon his Retirement, be eligible for a Rule-Of-65 Retirement Pension; provided, however, that if at the time of the Participant's application for Retirement his Employing Company has not yet determined whether the Participant will be offered suitable long-term employment, the Participant will not be eligible to retire until the earlier of
(i) the date on which the Employing Company finally determines that the Participant will not be offered suitable long-term employment and the Participant is so advised, or (ii) the date on which the Participant incurs a Break In Continuous Service. The amount of such Rule-Of-65 Retirement Pension paid to a Participant shall be determined in accordance with the provisions of
(S) 5.1(d).

     3.9 Deferred Vested Pension. Any Participant not eligible for a pension under any other section of this Article 3, who incurs a Break In Continuous Service for any reason and who, at the time of such Break In Continuous Service, has completed at least 5 years of Continuous Service, shall be eligible for a Deferred Vested Pension. BPAC shall furnish such Participant with an appropriate written notice of the eligibility requirements and his relevant employment status. The Participant may make application for a Deferred Vested Pension not earlier than 90 days prior to the first day of the month for which the first installment of pension is payable pursuant to Plan (S)(S) 5.5(d) and (e). A Participant's right to his Regular Pension shall be nonforfeitable (for reasons other than death) upon the later of (i) the date the Participant attains age 65, or (ii) the fifth anniversary of the date the Participant commenced participation in the Plan.

     3.10 Nonduplication Of Benefits. Notwithstanding anything to the contrary contained in this Plan, no pension (including any Special Pension Payment pursuant to Article 4) shall be payable for any month with respect to which the Participant claims and is eligible for benefits under the sickness and accident plan of an Employing Company, or similar benefits provided under law.

                                 ARTICLE 4

                            SPECIAL PENSION PAYMENT

          4.1 Eligibility. A special initial payment (the "Special Pension Payment") shall be payable to retired Participants, except for any Participant eligible for a Permanent Incapacity Pension, a Deferred Vested Pension or as provided in Plan Article 10.

          4.2  Amount.

          (a) The amount of the Special Pension Payment for a Participant who was entitled to a vacation in the year of his Retirement, or who would have been entitled to a vacation in the year of his Retirement except for such Retirement, shall be calculated as follows:

          (1) The number of weeks of vacation to which the Participant was or would have been entitled multiplied by the amount of the Participant's vacation pay, plus

          (2) The number of weeks of vacation determined in (1) above subtracted from 13 (14 in the case of a Participant eligible for more than 4 weeks of regular vacation in the year of his Retirement), and multiplied by the amount of the Participant's adjusted vacation pay; minus

          (3)  the amount of vacation pay the Participant received in such year.

          (b) The amount of the Special Pension Payment for a Participant not entitled to any vacation in the year of his Retirement shall be calculated under the formula established in (a) above as though the Participant had retired in the year in which he was last entitled to a vacation.

          (c) The Special Pension Payment shall be reduced by the amount of Other Pension as defined in Plan (S) 6.2 which is payable for any portion of the 3 month period to which the Special Pension Payment applies.

          4.3 Vacation Pay Of Hourly Participants. For hourly paid Participants, the weekly rate of vacation pay shall be computed in accordance with the applicable formula for the calculation of such pay under a Basic Agreement or an otherwise established practice.

          (a) If a Participant takes his entire vacation in periods in which the same rate of vacation pay applied, the weekly rate of vacation pay shall be the rate paid to the Participant.

          (b) If a Participant takes his entire vacation in 2 or more periods to which different rates of vacation pay apply, the weekly rate of vacation pay shall be the average for the several periods.

          (c) If a Participant takes only a part of his vacation, the weekly rate of vacation pay shall be the average of the rates applicable to the period taken and the period not taken.

          (d) If a Participant has not taken any of his vacation, the weekly rate of vacation pay shall be the rate applicable if he had commenced a vacation immediately prior to Retirement.

          (e) "Adjusted vacation pay" means the vacation pay determined in accordance with (a) through (d) above, reduced by the amount of such pay which results from a Cost-of-Living Adjustment other than the first Cost-of-Living Adjustment included in the base hourly rates subsequent to April 30, 1974.

          4.4 Vacation Pay Of Salaried Participants. For salaried Participants, the weekly rate of vacation pay shall be deemed to be the Participant's total compensation received in the last 12 months of active employment status, including imputed income relating to supplemental life insurance coverage and Company contributions to the Armco Inc. Thrift Plan for Salaried Employees, or any successor plan, divided by 52. Such total compensation shall not include any amounts paid as a Cost-of-Living Adjustment in addition to regular base salary and shall not include payments of any form of compensation received in such period of 12 months for a period in excess of 12 months; in any such case the lesser of such excess payments received shall be excluded. From and after January 1, 1990, such total compensation shall not include imputed income relating to life insurance coverage.

          4.5 Period For Which Payable. The Special Pension Payment shall be payable for the first 3 calendar months following the month of the Participant's Retirement. Such Special Pension Payment shall be paid in accordance with non-discriminatory administrative practices as established by BPAC from time to time or as may be required by an applicable Basic Agreement.

                                   ARTICLE 5

                                REGULAR PENSION

      5.1 Basic Formula For Calculation Of Regular Pension. The Regular
Pension shall be a monthly amount determined in accordance with (a), (b) and (c) below, adjusted in accordance with Plan (S)(S) 5.2, 5.3, 6.1, 6.2, 6.3, 6.4, 7.1(f), 7.2(e), 7.3 and 7.4 if applicable.

     (a) Subject to (b) and (c) below, the monthly amount used in the calculation of any Regular Pension shall be determined in accordance with (1),
(2) or (3) below, whichever is the greatest:

     (1)  Minimum Pension.  A monthly amount equal to:

          (A) $17.50 ($21.50 for retirements on or after September 30, 1990) for each of the first 15 years (and fractions thereof calculated to the nearest month) of the Participant's Continuous Service; plus

          (B) $19.00 ($23.00 for retirements on or after September 30, 1990) for each of the Participant's years (and fractions thereof calculated to the nearest month) of Continuous Service in excess of 15 but not more than 30 years; plus

          (C) $20.50 ($24.50 for retirements on or after September 30, 1990) for each of the Participant's years (and fractions thereof calculated to the nearest month) of Continuous Service in excess of 30 years.

          For retirements occurring after September 30, 1989 and before September 30, 1990, the monthly pension benefit will be increased from and after October 1, 1990 to an amount determined under the Minimum Pension formula as in effect on September 30, 1990.

     (2) 1.1/1.2% Pension. A monthly amount equal to the Participant's Average Monthly Earnings multiplied by:

          (A) For a Participant with more than 30 years of Continuous Service, 33% plus a percentage determined by multiplying 1.2% by the number of years (and fractions thereof calculated to the nearest month) of his Continuous Service in excess of 30 years, or

          (B) For a Participant with 30 or less years of Continuous Service, 1.1% multiplied by the number of years (and fractions thereof calculated to the nearest month) of his Continuous Service, plus, for a Participant who retires on or after July 31, 1986 (or, for any Participant whose terms and conditions of employment are subject to a Basic Agreement in effect on January 1, 1989, or any successor thereto which provides for a continuation of this provision, and who retires prior to the expiration of such Basic Agreement or on such later date as the Basic Agreement may provide) an additional amount determined by multiplying the amount determined in accordance with (A) and (B) above, whichever is applicable, by 5%.

     (3) 1.5% Pension. A 1.5% Pension is payable only to a Participant who is either receiving Social Security disability benefits for which he is eligible on the date of his Retirement or who has attained age 62. The 1.5% Pension is a monthly amount equal to 1.5% of the Average Monthly Earnings of the Participant multiplied by the number of years (and fractions thereof calculated to the nearest month) of his Continuous Service, less 50% of the monthly amount of Social Security benefits payable at the date of his Retirement. If Social Security benefits are not payable at the time of the Participant's Retirement, then 50% of the Social Security benefit as defined in Plan (S) 5.1(b)(4)(A) shall be used. After the reduction for the monthly amount of Social Security benefit has been determined, it shall not be changed to reflect any change in such benefit. The 1.5% Pension shall be increased by 5% for any Participant who retires on or after July 31, 1986 (or, for any Participant whose terms and conditions of employment are subject to a Basic Agreement in effect on January 1, 1989, or any successor thereto which provides for a continuation of this provision, and who retires prior to the expiration of such Basic Agreement or on such later date as the Basic Agreement may provide). A Participant will not be entitled to a 1.5% Pension unless he has been a Participant for at least 60 months at any time prior to his Retirement, including at least the 12 consecutive months immediately preceding his Retirement.

     Notwithstanding any other contrary provision of this Plan, in calculating the accrued benefit (including the right to any optional benefit provided under this Plan) of any Plan Participant who is a highly compensated employee within the meaning of Code (S) 414(q), such highly compensated employee shall accrue no additional benefit under this Plan (S) 5.1(a)(3) from or after January 1, 1989 to the extent that such additional benefit accrual exceeds the benefit which would otherwise accrue in accordance with the terms of the Plan as subsequently amended to comply with those qualification requirements described in Treasury Regulation (S) 1.401(b)- 1(b)(2)(ii).

     This provision shall be effective until the last date by which the Plan may be amended retroactively to comply with the Tax Reform Act of 1986 for the Plan Year beginning January 1, 1989 in order to remain qualified under the Code and shall be effective for such period if and only if the subsequent amendment to comply with the Tax Reform Act of 1986 is made on or before the last day by which the Plan may be amended retroactively to comply with the Tax Reform Act of 1986 for the Plan Year commencing January 1, 1989.

     In addition, the benefit accrued by any highly compensated employee, as defined at Code (S) 414(q), shall in no event exceed the benefit accrual during the Plan Year beginning January 1, 1989 with respect to such participant under the terms of the Plan as subsequently amended to comply with the terms of the Tax Reform Act of 1986. However, such highly compensated employee's benefit shall not be less than what that participant had accrued on December 31, 1988.

     (b) Participants Eligible For Public Pension. Notwithstanding anything to the contrary contained in Plan (S)(S) 5.1(a)(1), (2) and (3),

     (1) for any month in which a Participant is eligible for a Public Pension related to the Social Security Act, the monthly amount used in the calculation of any Regular Pension may not exceed an amount which, when added to the monthly amount of Social Security, will result in a sum that is greater than the product of:

          (A)  the Participant's gross average monthly earnings, multiplied by

          (B) the sum of 70% plus 1% for each full year of Continuous Service in excess of 15;

     (2)  provided, however, that a monthly amount affected by the limitation in
     (b)(1) above shall not be less than an amount equal to $14.00 for each of the first 15 years of Continuous Service (and fractions thereof calculated to the nearest month) plus $15.00 for each year of Continuous Service between 15 and 30 (and fractions thereof calculated to the nearest month) and $16.00 for each year of Continuous Service in excess of 30 (and fractions thereof calculated to the nearest month); and

     (3) provided, further, that there shall be no adjustment in the monthly amount determined under (b)(1) above because of future increases in the Participant's monthly amount of Social Security which may become effective subsequent to the date of his Retirement.

     (4)  The phrase "monthly amount of Social Security" shall mean:

          (A) in the case of a Participant who retires prior to age 62, the Social Security Act Old-Age Benefit to which the Participant becomes entitled at age 62 based on the law in effect at the time of his Retirement and on the assumption that he will receive no creditable compensation for Social Security purposes after the date of his Retirement, and that the Participant's compensation prior to his Retirement equaled or exceeded the maximum taxable wages creditable for Social Security purposes, unless the Participant produces a statement from the Social Security Administration establishing lesser creditable compensation, or

          (B) in the case of a Participant who retires on or after age 62, the Social Security Act Old-Age Benefit to which he is or would be entitled at the date of his Retirement based on the law in effect at such date.

     (5) For the purpose of (b)(1) above, "gross average monthly earnings" means the sum of the Participant's W-2 earnings for the 2 calendar years out of the last 10 calendar years prior to his Retirement in which the Participant's earnings were the highest, divided by 24. The calendar year in which the Participant retires shall be included as one of the "last 10 calendar years prior to his Retirement" if his Retirement occurs after June 30 of such year and the Participant worked in such year.

     (6) In the case of a Participant who retires on other than a Deferred Vested Pension and who did not work for one or more full calendar months due solely to Layoff, disability and/or Retirement during either or both of the last 2 calendar years in which he worked prior to his Retirement, his W-2 earnings shall be increased by adding for each such calendar month during that year an amount equal to 4-1/3 times his average weekly earnings, including any Cost-of-Living Adjustment, for all hours paid for by an Employing Company with respect to the weekly pay periods in which he worked during that year, provided that if he did not work at least 12 weekly pay periods in that year, his average weekly earnings shall be based on the last 12 weekly pay periods in which he worked during and prior to that year. The calendar year in which the Participant retires shall be included in the "last 2 calendar years in which he worked prior to his Retirement" if his Retirement occurs after June 30 of such year and the Participant worked in such year.

     (7) A Participant who retires on other than a Deferred Vested Pension and who did not work during either or both of the last 2 calendar years prior to his Retirement due solely to a compensable disability shall, for the purpose of the calculation in (b)(6) above, have his W-2 earnings for the last 2 calendar years in which he worked adjusted by increasing his W-2 earnings for each such year by the amount provided pursuant to (b)(6) above, if applicable, and then by the percentage increase in the non-incentive standard hourly wage scale rate for Job Class 10 under a Basic Agreement applicable to production and maintenance employees in the basic steel operations of the Company between August 1 of the calendar year in question and August l of the earlier of the last 2 calendar years prior to his Retirement, except that such adjustment shall not be made with respect to W-2 earnings for either of the last 2 calendar years prior to his Retirement. The calendar year in which the Participant retires shall be included in the "last 2 calendar years prior to his Retirement" if his Retirement occurs after June 30 of such year and the Participant worked in such year.

     (c)  Regular Pension Under Early Retirement (55/15) Pension.

     (1) For a Regular Pension paid pursuant to an Early Retirement (55/15) Pension, the monthly amount determined in accordance with Plan (S)(S) 5.1(a)(1), (2), (3) and 5.1(b) is applicable only if the Participant elects, in his application for a pension, to defer commencement of his Regular Pension until after attaining age 62, ("Deferred Early Retirement (55/15) Pension"), and for any Deferred Vested Pension, the monthly amount determined in accordance with Plan (S)(S) 5.1(a)(1), (2), (3) and 5.1(b) is applicable, only if

          (A) with respect to a Participant who incurs a Break In Continuous Service after attaining age 40 and completing at least 15 years of Continuous Service, his Regular Pension commences after he has attained age 62, or

          (B) with respect to a Participant who incurs a Break In Continuous Service either prior to attaining age 40 or after attaining age 40 and before completing at least 15 years of Continuous Service, his Regular Pension commences after he has attained age 65.

     (2) A Participant may, in his application for an Early Retirement (55/15) Pension, elect immediate commencement of pension, and a Participant who incurs a Break In Continuous Service after attaining age 40 and completing at least 15 years of Continuous Service and who is entitled to a Deferred Vested Pension may, pursuant to Plan (S) 5.5(d), make application for commencement of pension payments after attaining age 55 and prior to attaining age 62, and in either such case the Regular Pension calculated under Plan (S)(S) 5.1(a)(1), (2) and 5.1(b) shall be reduced to its Actuarial Equivalent as of the effective date of the pension; provided, however, that at age 62 the amount of such pension shall be the greatest of the amounts computed under Plan (S)(S) 5.1(a)(1), (2), (3) and 5.1(b) reduced to its Actuarial Equivalent as of the effective date of such pension. The Actuarial Equivalent early retirement percentages are shown on Exhibit A, Schedule A-1 attached.

     (3) A Participant who incurs a Break In Continuous Service either prior to attaining age 40 or after attaining age 40 and before completing at least 15 years of Continuous Service, and who is entitled to a Deferred Vested Pension may, pursuant to Plan (S) 5.5(e), make application for commencement of pension payments after attaining age 55 and prior to attaining age 65, and in such case the monthly amount calculated under Plan (S)(S) 5.1(a)(1),
     (2) and 5.1(b) shall be reduced to its Actuarial Equivalent as of the effective date of the pension; provided, however, that at age 65 the amount of such pension shall be the greatest of the amounts computed under Plan
     (S)(S) 5.1(a)(1), (2), (3) and 5.1(b) reduced to its Actuarial Equivalent as of the effective date of such pension. The Actuarial Equivalent early retirement percentages are shown on Exhibit A, Schedule A-2 attached.

     (d) Regular Pension Under Immediate Severance (70/80) Pension and Rule-Of-65 Retirement Pension. Notwithstanding anything to the contrary in this Plan, any Regular Pension paid pursuant to an Immediate Severance (70/80) Pension and Rule-Of-65 Retirement Pension upon any Break In Continuous Service occurring on or after January 1, 1990, shall not exceed the amount which would have been payable had such Retirement occurred on December 31, 1989.

     5.2 Increased Regular Pensions. Subject to the limitations of Plan (S) 5.1(d), in the determination of the amount of any Regular Pension under a Permanent Incapacity Pension or Immediate Severance (70/80) Pension, the monthly amount determined in accordance with Plan (S)(S) 5.1(a)(1), (2) and 5.1(b) shall be increased by $400 per month; provided, however, that such increase shall not be applicable with respect to a Regular Pension payable for any month for which the Participant is eligible for a Public Pension.

     5.3 Increased Rule-Of-65 Retirement Pensions. Subject to the limitations of Plan (S) 5.1(d), in the determination of the amount of any Regular Pension for Rule-Of-65 Retirement, the monthly amount determined in accordance with Plan (S)(S) 5.1(a)(1), (2) and 5.1(b) shall be increased by $400 per month; provided, however, that such increase shall not be applicable with respect to such Regular Pension payable for any month for which the Participant is eligible for a Public Pension; and provided, further, that if the Participant has earned income after his Retirement and prior to attainment of eligibility for a Public Pension which exceeds $5,500 during any calendar year (hereinafter "Excess Earned Income"), the Increased Pension payable pursuant to this Plan (S)
5.3 (hereinafter "Increased Pension") for any calendar year shall be reduced by $1 for each $2 of Excess Earned Income. The Excess Earned Income base amount shall be prorated for the year in which the Participant's Retirement occurs and for the year in which the Participant becomes eligible for a Public Pension.
For the purpose of this Plan (S) 5.3, earned income shall include wages, salaries, tips, bonuses, commissions, and earnings resulting from self-employment.

     (a) To facilitate determination of his annual earned income, each Participant shall at the time of Rule-Of-65 Retirement, authorize the Social Security Administration and/or the Railroad Retirement Board to release to BPAC a record of his creditable earnings for Social Security and/or Railroad Retirement Act purposes and agree to give BPAC by April 15th of each year a copy of his W-2 forms and a statement of his annual earned income for the preceding year on a form provided by BPAC. If the Participant revokes the authorization to the Social Security Administration and/or Railroad Retirement Board or fails to submit the required information to BPAC by April 15th of each year, the Participant shall be presumed to be ineligible for Increased Pension for the preceding year.

     (b) If it is determined in accordance with (a) above that the Participant was not eligible for all or part of the Increased Pension which he received for the preceding year, payment of Increased Pension will be suspended and not resumed until the month following the month in which the Participant notifies BPAC that he does not expect his earned income for the current year to exceed the Excess Earned Income base amount.

The amount of any overpayment will be recouped by reducing or discontinuing payment of the Participant's Regular Pension (and his Increased Pension, if he notifies BPAC that he does not expect his earned income for the current year to exceed the Excess Earned Income base amount) until the full amount of the overpayment has been recovered.

     (c) At the request of the Participant, BPAC may reduce or discontinue payment of Increased Pension for a period specified by the Participant. If it is determined that the Participant did not receive all of the Increased Pension to which he was entitled for a given year, the amount due shall be paid promptly.

     5.4 Form Of Payment Of Regular Pensions. Each Regular Pension shall be paid in monthly installments.

     5.5  Commencement And Termination Of Regular Pension Payments.

     (a) In the case of a Participant who is eligible for any type of pension other than an Early Retirement (55/15) Pension, a Permanent Incapacity Pension or a Deferred Vested Pension, the first installment of Regular Pension shall commence with the first full calendar month following the 3 calendar months for which the Special Pension Payment is payable.

     (b) In the case of a Participant who is eligible for a Permanent Incapacity Pension, the first installment of any Regular Pension shall commence with the first full calendar month following the month in which the Participant's Retirement occurs.

     (c) In the case of a Participant who is eligible for an Early Retirement (55/15) Pension, the first installment of Regular Pension shall commence with the fourth calendar month following the month in which the Participant attains age 62 unless the Participant elects earlier commencement in accordance with Plan (S) 5.1(c)(2), in which case the first installment of Regular Pension shall be payable for the first full calendar month following the 3 calendar months for which the Special Pension Payment is payable.

     (d) In the case of a Participant who is eligible for a Deferred Vested Pension and who incurs a Break In Continuous Service after attaining age 40 and completing at least 15 years of Continuous Service, the first installment of Regular Pension shall be payable for the calendar month following the Participant's 62nd birthday unless the Participant elects earlier commencement in accordance with Plan (S) 5.1(c)(2), in which case the first installment of Regular Pension shall be payable for the later of

     (1) the calendar month specified by the Participant in his application for a pension, provided such month is subsequent to the month in which he attains age 55, or

     (2)  the calendar month in which his application for a pension is made.

     (e) In the case of a Participant who is eligible for a Deferred Vested Pension and who incurs a Break In Continuous Service either prior to attaining age 40 or after attaining age 40 and before completing at least 15 years of Continuous Service, the first installment of Regular Pension shall be payable for the calendar month following the Participant's 65th birthday unless the Participant elects earlier commencement in accordance with Plan (S) 5.1(c)(3), in which case the first installment of Regular Pension shall be payable for the later of

     (1) the calendar month specified by the Participant in his application for a pension, provided such month is subsequent to the month in which he attains age 55, or

     (2)  the calendar month in which his application for a pension is made.

     (f) Unless the Participant otherwise elects, payment of benefits under the Plan to the Participant shall commence not later than the 60th day after the latest of the last day of the Plan Year in which the Participant (i) attains his Normal Retirement date, (ii) attains the 10th anniversary of his participation in the Plan or (iii) terminates his employment. Notwithstanding the foregoing, any pension payable to a Participant shall commence in accordance with Code (S) 401(a)(9) no later than April lst of the calendar year following the calendar year in which such Participant attains age 70 1/2. Such pension shall be paid, in accordance with the Regulations, over the life of such Participant or over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his beneficiary.

     (g) To the extent required by the Code and Regulations, pension payments may not commence prior to the date the Participant attains his Normal Retirement date without the Participant's consent, and if the Participant is married and has elected to receive his pension in a form other than an Automatic 50% Spouse Annuity, the consent of the Participant's spouse.

     (h) The last monthly installment of any Regular Pension shall be paid until the first to occur of:

     (1)  the month following the month in which the Participant dies, or

     (2) the month following the month in which the Participant's pension ceases pursuant to Plan Article 10, or

     (3) in the case of a Participant receiving a Permanent Incapacity Pension, for the month following the month in which it is determined by medical examination that he is no longer permanently incapacitated.

                                   ARTICLE 6

                            DEDUCTIONS FROM PENSIONS

     6.1 Deduction For Public Pension. Deduction from the amount determined in accordance with Plan (S)(S) 5.1(a), (b) and (c) for a Public Pension shall be made in accordance with the following provisions:

     (a) Except as provided under Plan (S)(S) 5.1(a)(3) and 5.1(b), a Regular Pension shall not be affected by a Public Pension related to the Social Security Act.

     (b) For any month a Participant is eligible for a Public Pension not related to the Social Security Act, there shall be a deduction for such Public Pension from the amount determined in accordance with Plan (S)(S) 5.1(a), (b) and (c). The amount of such deduction shall be the amount of Public Pension paid or payable to the Participant, or that would upon application become payable to him for such month, without regard to any offset, suspension or reduction imposed by law (including any reduction by reason of commencement of such Public Pension prior to the age at which it is first provided under law without such a reduction), except that for a Participant whose original date of hire was prior to January 1, 1975, the amount of such deduction shall be equal to 50% of the Tier II benefit determined in accordance with the Railroad Retirement Act; provided such deduction shall be limited to the amount, to the extent reasonably determinable, of such Public Pension attributable to employment by an Employing Company; and provided, further, that in the case of a Participant eligible for a Public Pension under the Railroad Retirement Act, the amount of such deduction shall be based on the provisions of such Act in effect as of the date the Participant retires.

     (c) After a deduction for a Public Pension first becomes applicable, it shall not be changed to reflect any increase of such Public Pension resulting from:

     (1) amendment of the law under which such Public Pension is provided, if the effective date of such increase occurs after the first month with respect to which a deduction for such Public Pension became applicable, or

     (2)  subsequent employment by other than an Employing Company.

     6.2 Deduction For Other Pension. If any Participant entitled to a pension under the Plan is or shall become, or upon application would become, entitled to any other pension or payment in the nature of a pension (other than a payment covered by Plan (S) 6.4, or any payment under the Armco Inc. Thrift Plan for Hourly Employees or the Armco Inc. Thrift Plan for Salaried Employees) or from any source or fund to which the Company, any Employing Company or Affiliate or any foreign affiliate or subsidiary directly or indirectly contributed (any such other pension or payment hereinafter "Other Pension"), then the amount determined in accordance with Plan (S)(S) 5.1, 5.2 or 5.3 and otherwise payable to such Participant for any period shall be reduced by the amount of any such Other Pension paid or payable to him or that would upon application become payable to him for the corresponding period; provided, however, that if such Participant contributed to such source or fund, then the amount by which such amount would otherwise be reduced in accordance with the foregoing provisions of this Plan (S) 6.2 shall be decreased by the amount of that part of such Other Pension which is attributable to the contributions which such Participant made to such source or fund; and provided, further, that such deduction shall be limited to the amount, to the extent reasonably determinable, of such Other Pension attributable to employment with an Employing Company during a period in which the Participant was credited with Continuous Service for the purpose of calculating the amount of any Regular Pension under this Plan. In the event such Other Pension is not payable at the same time and manner as the benefit under this Plan, an adjustment shall be made on an Actuarially Equivalent basis.

     6.3 Deduction For Severance Allowance. For retirements occurring on or before December 31, 1989 and to the maximum extent permitted by applicable law:

     (a) Severance Allowance Paid Or Payable. If any Participant is or becomes entitled to or is paid any discharge, liquidation, dismissal, or severance allowance or payment of similar kind (hereinafter "Severance Allowance") by reason of any plan of the Company or any Employing Company, or in respect of which the Company or any Employing Company directly or indirectly contributed, or by reason of any law, then the total amount of such Severance Allowance paid or payable to him shall be deducted from the amount determined in accordance with Plan (S)(S) 5.1, 5.2 or 5.3 upon his Retirement; provided, however, that
(i) such Severance Allowance shall not be deducted from or charged against any Deferred Vested Pension, and (ii) if such Participant contributed to the source or fund out of which such Severance Allowance is paid or becomes payable, then the amount which may be deducted from or charged against such amount in accordance with the foregoing provisions of this Plan (S) 6.3 shall be decreased by the amount of that part of such Severance Allowance which is attributable to the contributions which such Participant made to such source or fund. There shall be no deduction for Severance Allowance paid to a Participant whose Break In Continuous Service occurs on or after January 1, 1990.

     (b) Severance Allowance Waived. If any Participant becomes entitled to a Severance Allowance which may be deducted from the amount determined in accordance with Plan (S)(S) 5.1, 5.2 or 5.3 under (a) above, he may waive payment of the Severance Allowance. Such waiver must be in writing on a form acceptable to BPAC. If the Participant waives such Severance Allowance, the total amount of Regular Pension paid to or on behalf of him and his Co-Pensioner, if any, shall not be less than the amount of such Severance Allowance.

     6.4 Deduction For Disability Payments. Any amount paid to or on behalf of any Participant on account of injury or occupational disease incurred in the course of his employment by an Employing Company or any other employer causing disability in the nature of a permanent disability, whether pursuant to Workers' Compensation or Occupational Disease laws, or otherwise arising under statutory or common law (except fixed statutory payments for the loss of, or 100% loss of use of, any bodily member or a benefit in the nature of an annuity, pension or payment of similar kind by reason of any law), shall be deducted from or charged against the amount determined in accordance with Plan (S)(S) 5.1, 5.2 or 5.3; provided, however, that any such deduction or charge shall be adjusted to take into account expenses such as reasonable lawyers' fees and medical expenses, incurred by the Participant in processing a claim for such payment and that any payments received by the Participant under Workers' Compensation or Occupational Disease laws shall not be deducted from any such amount for a Permanent Incapacity Pension payable prior to age 65 or from the increase in Regular Pension for Permanent Incapacity Retirement provided by Plan (S) 5.2. If any amount which is to be deducted from or charged against the amount determined in accordance with Plan (S)(S) 5.1, 5.2 or 5.3 pursuant to this Plan (S) 6.4 is determined with respect to a period of time, such deduction or charge shall be made only with respect to the same period. If any such amount is not determined with respect to a period of time, the amount shall be apportioned to a period of time under procedures reasonably designed to result in deduction or charge comparable to that which would be made if the amount had been determined with respect to a period of time.

                                   ARTICLE 7

                               SURVIVOR BENEFITS

     7.1  Pre-Pension Spouse Coverage.

     (a)  Any Participant who has a spouse and

     (1) who is accruing Continuous Service after having attained age 55, and completing at least 5 years of Continuous Service, or

     (2) who incurs a Break In Continuous Service with eligibility for an Early Retirement 55/15 Pension or a Deferred Vested Pension, and who does not elect immediate commencement of pension pursuant to Plan (S) 5.5, may elect Pre-Pension Spouse Coverage which will provide a lifetime monthly payment for the Participant's spouse following the Participant's death. Any monthly payment resulting from Pre-Pension Spouse Coverage will be in addition to any Surviving Spouse's Benefit provided under Plan Article 8.

     (b) The Participant may elect to obtain Pre-Pension Spouse coverage by filing the form prescribed for this purpose with BPAC at any time prior to commencement of his pension.

     (c) Pre-Pension Spouse Coverage shall become effective 2 years following the date the Participant files the prescribed form electing coverage, provided the Participant, with spousal consent, has waived Pre-Retirement Survivor Annuity Coverage pursuant to Plan (S) 7.2 effective on such date. Notwithstanding the foregoing, if a Participant dies as the result of an accident after electing Pre-Pension Spouse Coverage but prior to the date such coverage becomes effective, Pre-Pension Spouse Coverage will be deemed to have become effective as of the date such Participant elected such coverage.

     (d) A Participant may terminate Pre-Pension Spouse Coverage at any time effective as of the date the form prescribed for this purpose is filed with BPAC. Such coverage will automatically terminate as of the earliest of:

     (1)  the date the Participant is divorced from his spouse,

     (2)  the date the spouse dies,

     (3) except in the case of a Participant covered by (a)(2) above, the date of the Participant's Retirement,

     (4) except in the case of a Participant covered by (a)(2) above, the date the Participant incurs a Break In Continuous Service, or

     (5) in the case of a Participant covered by (a)(2) above, the last day of the month preceding the first month for which Regular Pension is paid.

     (e)  Provided the Participant meets all of the eligibility requirements of
(a) above, the effective date of Pre-Pension Spouse Coverage for a Participant who is reemployed following Retirement or a Break In Continuous Service, which terminated such coverage in accordance with (d) (3) or (4) above, shall be the date of his reemployment; provided, however, that the Participant may, within 30 days after such reemployment, revoke such coverage effective as of the date of his reemployment.

     (f) If a Participant elects Pre-Pension Spouse Coverage, the amount determined in accordance with Plan (S) 5.1 will be reduced by an amount equal to the product of 7/10 of 1% of such amount, multiplied by the number of years (and fractions thereof) that such coverage was in effect.

     (g) If a Participant dies while Pre-Pension Spouse Coverage is in effect, the surviving spouse shall receive 50% of an amount equal to:

     (1) the amount determined in accordance with Plan (S)(S) 5.1(a) and (b) as though the Participant had retired on the date of his death and

          (A) in the case of a Participant who dies after completing at least 15 years of Continuous Service and prior to attaining age 62, as though at the time of his death he were entitled to receive a pension without actuarial reduction on account of age, except that Plan (S) 5.1(a)(3) would not apply,

          (B) in the case of a Participant who dies prior to completing at least 15 years of Continuous Service and prior to attaining age 65, as though at the time of his death he were entitled to receive a pension without actuarial reduction on account of age, except that Plan (S) 5.1(a)(3) would not apply, reduced in accordance with (f) above, multiplied by

     (2) the applicable percentage obtained from Plan Exhibit A, Schedule A-3-1 or Schedule A-3-2 attached, based on the ages of the Participant and his spouse as of the Participant's date of death.

     (h) The first installment of the amount payable to the Participant's spouse pursuant to this Plan (S) 7.1 shall be payable for the month following the month in which the Participant dies and the last installment shall be payable for the month in which the spouse dies.

     (i) Satisfactory proof of marriage of the Participant and his spouse and of the age of the Participant's spouse will be required prior to the commencement of Pre-Pension Spouse Coverage. Satisfactory proof of divorce or of the death of the Participant's spouse will be required for automatic termination of Pre-Pension Spouse

Coverage under (d)(1) and (2) above. Consent of the Participant's spouse shall not be required to terminate Pre-Pension Spouse Coverage.

     (j) The sum of any lifetime monthly benefits payable concurrently under this Plan (S) 7.1 and Article 8 shall not be more than 100% of the amount the Participant would have received during his lifetime had the Participant retired at age 65 on the date of his death. In the event that the amount of such benefit exceeds 100%, the amount of the Pre-Pension Spouse Coverage shall be reduced accordingly.

     (k) In the event a Participant who elected Pre-Pension Spouse Coverage dies as the result of an accident prior to the date Pre-Pension Spouse Coverage becomes effective, and such Participant has not revoked the Pre-Retirement Survivor Annuity Coverage provided under Plan (S) 7.2, the Pre-Pension Spouse Coverage will be paid in lieu of any benefit under Plan (S) 7.2.

     7.2  Pre-Retirement Survivor Annuity Coverage.

     (a) Eligibility. Pre-Retirement Survivor Annuity Coverage (hereinafter "Survivor Annuity Coverage") is automatically applicable to any Participant
(i) who has been married for at least one year, (ii) who has not, with the written consent of his spouse, revoked such coverage, and (iii) who has completed at least 5 years of Continuous Service.

    (b) Commencement And Termination Of Survivor Annuity Coverage. The surviving spouse, as defined under Plan (S) 7.2(d)(7), of a Participant who dies while Survivor Annuity Coverage is in effect, will be eligible for a monthly payment:

     (1) commencing with the first day of the month following the month in which the Participant dies if the Participant died while accruing Continuous Service and after having attained age 55 or having completed at least 30 years of Continuous Service; or

     (2) commencing with the first day of the month following the month in which the Participant's 55th birthday would have occurred;

provided, however, to the extent required by the Code and Regulations, if the Actuarially Equivalent value of Survivor Annuity Coverage exceeds $3,500, payment of the Survivor Annuity Coverage may not, without the surviving spouse's consent, commence prior to the date the Participant would have attained his Normal Retirement date had he lived. If the surviving spouse does not consent, payment of the Survivor Annuity Coverage shall commence with the first day of the month following the month in which the surviving spouse's consent is received or the Participant would have attained his Normal Retirement date had he lived, whichever occurs first. The last installment of the Survivor Annuity Coverage shall be payable for the month in which the spouse dies.

     (c) Amount Of Survivor Annuity Coverage. The amount of the Survivor Annuity Coverage shall be determined as follows:

     (1) If a Participant dies while accruing Continuous Service, the Survivor Annuity Coverage shall be equal to

          (A)  the amount determined in accordance with Plan (S)(S) 5.1(a) and
          (b) as though the Participant had been age 65 and had retired on the date of his death, (but disregarding Plan (S) 5.1(a)(3) unless the Participant had attained age 62 as of the date of his death), reduced in accordance with Plan (S) 7.1(f) or 7.2(e), multiplied by

          (B) the applicable percentage obtained from Exhibit A, Schedule A-4, based on the difference between the ages of the Participant and his spouse as of the date of the Participant's death,

     reduced by any Surviving Spouse's Benefit payable under Plan Article 8.

     (2) If a Participant retired on an Early Retirement 55/15 Pension or a Deferred Vested Pension after attaining age 55, and elected to defer commencement of such pension and dies prior to the commencement of such pension, the Survivor Annuity Coverage shall be equal to:

          (A) the amount determined in accordance with Plan (S)(S) 5.1(a) (but disregarding Plan (S) 5.1(a)(3) unless the Participant had attained age 62 as of the date of his death), (b) and (c), as though the Participant had elected to have pension payments commence with the first of the month following the date of his death, reduced in accordance with Plan (S) 7.1(f) or 7.2(e), multiplied by

          (B) the applicable percentage obtained from Exhibit A, Schedule A-4, based on the difference between the ages of the Participant and his spouse as of the date of the Participant's death,

     reduced by any Surviving Spouse's Benefit payable under Plan Article 8.

     (3) If a Participant who is eligible for a Deferred Vested Pension dies prior to attaining age 55, the Survivor Annuity Coverage shall be equal to

          (A) the amount determined in accordance with Plan (S) 5.1(a) (but disregarding Plan (S) 5.1(a)(3) unless the Participant had attained age 62 as of the date of his death), (b) and (c) as though the Participant survived until age 55 and elected to have pension payments commence as of the first of the month following attainment of age 55, reduced in accordance with Plan (S) 7.1(f) or 7.2(e), multiplied by

          (B) the applicable percentage obtained from Exhibit A, Schedule A-4, based on the difference between the ages of the Participant and his spouse as of the date of the Participant's death.

     (d) Notification, Revocation, Election And Termination Of Survivor Annuity Coverage.

     (1) BPAC shall furnish or cause to be furnished to each Participant covered by this Plan (S) 7.2, an explanation of Survivor Annuity Coverage, the benefits provided and the effect, or cost, of such coverage on his Regular Pension

          (A) within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35 or, if an individual is not a Participant during such period, within a reasonable time after such individual becomes a Participant, and

          (B) on the date of the Participant's termination of employment, if he has a spouse. There shall be no charge for Survivor Annuity Coverage after Retirement or after a Break In Continuous Service if the Participant, with the written consent of his spouse, files a valid revocation within 90 days of the date he is notified regarding such coverage.

     (2) A Participant may revoke, with the written consent of his spouse, Survivor Annuity Coverage, within the period beginning on the first day of the Plan Year in which he attains 35 and ending on the date of his death, by filing the form prescribed for this purpose with BPAC. To be valid, the revocation must be signed by the Participant and his spouse in the presence of a representative of BPAC, or in the presence of a Notary Public, and the form must be notarized. A revocation will become effective on the date the form is received by BPAC. Spousal consent will not be required to revoke Survivor Annuity Coverage if it is established to the satisfaction of BPAC that the consent of the spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in Regulations.

     (3) Survivor Annuity Coverage will automatically terminate as of the earliest of

          (A)  the date the Participant is divorced from his spouse;

          (B)  the date the spouse dies;

          (C) the date of the Participant's Retirement; provided that if the Participant has terminated service while eligible for an immediate pension, the last day of the month preceding the first month for which a pension is paid;

     (4) A Participant who revokes Survivor Annuity Coverage may subsequently elect such coverage at any time within the period specified in (2) above, by submitting the prescribed form, together with copies of the Participant's marriage certificate and birth certificates for the Participant and his spouse, to BPAC. Such election will not be effective until the form and required documents are received by BPAC.

     (5) A Participant who returns to the employ of an Employing Company after Retirement and receiving a pension or after having incurred a Break In Continuous Service with eligibility for an Early Retirement (55/15) Pension or Deferred Vested Pension, shall automatically receive Survivor Annuity Coverage effective with the first day of his reemployment unless the Participant, with the written consent of his spouse, revokes such coverage within 90 days of his date of reemployment.

     (6) Satisfactory proof of marriage of the Participant and his spouse and the age of the Participant's spouse will be required prior to commencement of the payments under Survivor Annuity Coverage. Satisfactory proof of divorce or of the death of the Participant's spouse will be required for automatic termination of Survivor Annuity Coverage under (d)(3) above.

     (7) The "surviving spouse" for the purpose of this Plan (S) 7.2 is (i) the person to whom the Participant is married on the date of his death, but only if the Participant and his spouse were married throughout the one year period immediately preceding the date of his death or (ii) the person designated as the surviving spouse under a Qualified Domestic Relations Order as provided in Plan (S) 12.2.

     (e) Participant Cost For Survivor Annuity Coverage. There will be no charge for Survivor Annuity Coverage prior to the Plan Year in which the Participant attains age 35. After such time, if a Participant is covered by Survivor Annuity Coverage, the amount determined in accordance with Plan (S) 5.1 will be reduced by an amount equal to the sum of:

     1/10 of 1% for each year (and fraction thereof) that such coverage was in effect prior to the Participant's attainment of age 50;

     3/10 of 1% for each year (and fraction thereof) that such coverage was in effect after the Participant attained age 50 and prior to attainment of age 55;

     5/10 of 1% for each year (and fraction thereof) that such coverage was in effect after the Participant attained age 55 plus an adverse selection charge (applicable each time the Participant elects Survivor Annuity Coverage following a revocation of the same) equal to 1/10, 3/10, or 5/10 of 1%, whichever is applicable, based on the age of the Participant as of the date such coverage is elected; and the percentage determined pursuant to Plan (S) 7.1(f) for each year that Pre-Pension Spouse Coverage was in effect.

     (f) Notwithstanding anything to the contrary contained herein, in the event a Participant who has elected Pre-Pension Spouse Coverage and has not revoked Survivor Annuity Coverage dies accidentally before the effective date of Pre-Pension Spouse Coverage, Pre-Pension Spouse Coverage will be payable in lieu of Survivor Annuity Coverage.

     7.3 Automatic 50% Spouse Annuity. A Participant who has a spouse at the time pension payments commence shall automatically receive a Net Reduced Pension during his lifetime and after his death, his spouse shall receive a lifetime monthly payment equal to 50% of his Reduced Pension, unless he revokes the Automatic 50% Spouse Annuity in accordance with (c) below.

     (a) For the purpose of this Plan (S) 7.3, a "Reduced Pension" means an amount equal to the amount determined in accordance with Plan (S) 5.1, reduced in accordance with Plan (S)(S) 7.1(f) and 7.2(e), if applicable, and subject to the deductions under Plan (S)(S) 6.1 and 6.2, if applicable, multiplied by the applicable percentage obtained from Exhibit A, Schedule A-3-1 or A-3-2 attached, based on the ages of the Participant and his spouse at the date pension payments commence; and "Net Reduced Pension" means the Reduced Pension increased in accordance with Plan (S) 5.2 or 5.3, if applicable, and decreased in accordance with Plan (S)(S) 6.3 and 6.4, if applicable.

     (b) BPAC shall furnish or cause to be furnished to each married Participant, within a reasonable period of time before the date pension payments commence, a written explanation of the Automatic 50% Spouse Annuity. A Participant may revoke the Automatic 50% Spouse Annuity by written notice duly filed with BPAC at any time within the 90-day period ending on the date pension payments commence, or within 90 days following the date on which BPAC provides such written explanation to the Participant, or, if the Participant has not been given specific information regarding the terms and conditions of the Automatic 50% Spouse Annuity and its financial effect upon his pension and within 60 days of receiving the notice makes a written request for such specific information, within 90 days following the date on which BPAC provides such information, whichever is later, and either (i) receive the Regular Pension otherwise payable during his lifetime, or (ii) elect a Co-Pensioner Option in accordance with Plan (S) 7.4.

    (c) Revocation of the Automatic 50% Spouse Annuity must be executed on the form prescribed for this purpose by BPAC and shall be deemed to be duly filed when received by BPAC. A Participant may revoke the Automatic 50% Spouse Annuity only with the written consent of his spouse. To be valid, the form must be signed by the Participant and his spouse in the presence of a representative of BPAC, or in the presence of a Notary Public. A spouse's consent is irrevocable when properly signed, witnessed and delivered to BPAC and shall continue to be effective and binding on the spouse notwithstanding any subsequent election by the Participant to cancel such revocation of the Automatic 50% Spouse Annuity. Spousal consent will not be required to revoke the Automatic 50% Spouse Annuity if it is established to the satisfaction of BPAC that the consent of the spouse cannot be obtained because there is no spouse, because the spouse cannot be located or because such other circumstances prescribed by Regulations. A Participant may cancel a revocation of the Automatic 50% Spouse Annuity at any time during the period in which it may be revoked.

     (d) Any monthly payment resulting from the Automatic 50% Spouse Annuity will be in addition to any Surviving Spouse's Benefit provided under Plan
Article 8.

     (e) The first installment of Net Reduced Pension under the Automatic 50% Spouse Annuity shall be payable for the month in which the Participant is first entitled under Plan (S) 5.5 to receive a Regular Pension. The last installment of Net Reduced Pension shall be payable for the month in which the Participant dies; provided, however, that any monthly installments payable to such Participant and remaining unpaid at the time of his death will be paid to his surviving spouse. The first monthly payment to the Participant's spouse shall be payable for the month following the month in which the Participant dies, but not for any month prior to the month for which the Participant would have first been entitled to receive a Net Reduced Pension, and the last monthly payment to such spouse shall be payable for the month in which the spouse dies.

     (f) Satisfactory proof of marriage of the Participant and his spouse and of the age of the Participant's spouse will be required prior to the commencement of payments under the Automatic 50% Spouse Annuity.

     (g)  Upon the death of:

     (1) a Participant prior to the commencement of pension payments, the Participant's spouse shall not be entitled to any payments pursuant to this Plan (S) 7.3;

     (2) the Spouse of a Participant covered under the Automatic 50% Spouse Annuity after the end of the period provided in (b) above but prior to the death of the Participant, the Participant shall continue to receive Net Reduced Pension installments; and

     (3) the Spouse of a Participant covered by the Automatic 50% Spouse Annuity prior to the expiration of the period provided in (b) above, the Participant will be treated as if he had revoked the Automatic 50% Spouse Annuity.

     (h) Notwithstanding anything to the contrary contained in this Plan (S) 7.3, if, after the Retirement of a Participant covered under the Automatic 50% Spouse Annuity, the amount of Regular Pension which would have been payable to him had he revoked such coverage is subject to any further deduction, change, offset or correction, then the amount payable under the Automatic 50% Spouse Annuity to such Participant and/or his spouse shall be adjusted to reflect any such further deduction, change, offset or correction.

     (i) For the purpose of this Plan (S) 7.3, in the case of a Participant who retires on other than a Deferred Vested Pension or a Deferred Early Retirement (55/15) Pension, pension payments shall be deemed to commence as of the date of the Participant's Retirement and, in the case of a Participant who retires on a Deferred Vested Pension or a Deferred Early Retirement (55/15) Pension, pension payments shall be deemed to commence as of the first of the month for which Regular Pension is first payable under Plan (S) 5.5.

     (j) The sum of any lifetime monthly benefits payable concurrently under this Plan (S) 7.3 and Article 8 shall not be more than 100% of the pension payable to the Participant during his lifetime. If the amount of such benefits equals more than 100%, the amount of benefits payable under this Plan (S) 7.3 shall be reduced accordingly.

     7.4 Co-Pensioner Options. Any Participant may, under the conditions set forth in Plan (S) 7.5, by written notice duly filed with BPAC, (i) elect to convert the Regular Pension otherwise payable to him upon his Retirement into a Net Reduced Pension, in accordance with the 100% Co-Pensioner Option or the 50% Co-Pensioner Option described below, or (ii) revoke any such election previously made, in which event he shall be treated as if he had not made such election, or
(iii) change any such election from one to the other and/or change the person previously named as his Co-Pensioner. For the purpose of this Plan (S) 7.4, "Reduced Pension" means an amount equal to: (i) the amount determined in accordance with Plan (S) 5.1 reduced in accordance with Plan (S)(S) 7.1(f) and 7.2(e), if applicable, and subject to the deductions provided in Plan (S)(S)
6.1 and 6.2, if applicable, multiplied by (ii) the applicable percentage obtained from Exhibit A, Schedule A-3-1 or A-3-2 attached, based on the ages of the Participant and his Co-Pensioner at the date pension payments commence; and "Net Reduced Pension" means the Reduced Pension increased in accordance with Plan (S)(S) 5.3 and 5.4, if applicable, and decreased in accordance with Plan
(S)(S) 6.3 and 6.4, if applicable.

     (a) 100% Co-Pensioner Option. Under this option a Net Reduced Pension shall be payable to the Participant during his life and, after his death, an amount equal to his Reduced Pension shall be payable to his Co-Pensioner, which he named as such by written designation duly filed with BPAC.

     (b) 50% Co-Pensioner Option. Under this option a Net Reduced Pension shall be payable to the Participant during his life and, after his death, an amount equal to 50% of his Reduced Pension shall be payable to his Co-Pensioner, which he named as such by written designation duly filed with BPAC.

     (c) Notwithstanding anything to the contrary in this Plan (S) 7.4 above, if a Participant who elects a Co-Pensioner Option has a spouse eligible for a Surviving Spouse's Benefit, the Participant shall receive a pension equal to:

     (1) 50% of the monthly amount determined in accordance with Plan (S) 5.1 reduced in accordance with Plan (S) 7.1(f), if applicable, and subject to the deductions provided in Plan (S)(S) 6.1 and 6.2, if applicable; plus

     (2)  50% of his Reduced Pension;

increased in accordance with Plan (S) 5.2 or 5.3, if applicable, and decreased in accordance with Plan (S)(S) 6.3 and 6.4, if applicable. Following the Participant's death, his Co-Pensioner shall receive an amount equal to 50% of the Participant's Reduced Pension if the Participant elected a 100% Co-Pensioner Option, or an amount equal to 25% of the Participant's Reduced Pension if the Participant elected a 50% Co-Pensioner Option.

     (d) The sum of any lifetime monthly benefits payable concurrently under this Plan (S) 7.4 and Article 8 shall not be more than 100% of the pension payable to the Participant during his lifetime. If the sum of such benefits exceeds 100%, the benefit payable under this Plan (S) 7.4 shall be reduced accordingly.

     7.5 Election Of Co-Pensioner Options. A Participant may, in accordance with the provisions of Plan (S) 7.4, elect a Co-Pensioner Option, revoke a Co-Pensioner Option or change a Co-Pensioner Option election or Co-Pensioner, provided such action is taken at any time prior to the date pension payments commence, or within 90 days following the date on which BPAC provides written notice to the Participant regarding the Co-Pensioner Options, or if the Participant has not been given specific information regarding the terms and conditions of such options and the financial effect upon his pension of electing such options, and within 60 days of receiving the notice regarding the options makes a written request for such specific information, within 90 days following the date on which BPAC provides such information, whichever is later; provided, however, that if the Participant has a spouse at the time pension payments commence,

     (a) the Participant may not elect a Co-Pensioner Option unless he revokes the Automatic 50% Spouse Annuity and the spouse consents in writing to such revocation and election; and

     (b) the Participant may not change the Co-Pensioner Option elected or the Co-Pensioner designated unless his spouse consents in writing to such change.

Any election or revocation of a Co-Pensioner Option, or change of a Co-Pensioner Option election and/or Co-Pensioner pursuant to this Article 7 must be on a form prescribed for the purpose by BPAC, signed by the Participant and, when appropriate, the Participant's spouse and will be deemed to be duly filed when received by BPAC or its delegate. Satisfactory proof of age of the Co-Pensioner will be required prior to the payment of pension installments under an elected option. The Co-Pensioner's consent is not required to revoke an election, to change the Co-Pensioner or to change the Co-Pensioner Option elected. Any consent of a spouse under this Plan (S) 7.5 must be made in accordance with the procedure described in Plan (S) 7.3(c).

     7.6 Commencement And Termination Of Pensions Under Co-Pensioner Options. In the case of a Participant who has elected a Co-Pensioner Option, the first installment of Net Reduced Pension shall be payable for the month in which he is first entitled to receive a Regular Pension under Plan (S) 5.5 and the last installment of such Net Reduced Pension shall be payable to the Participant for the month in which he dies. The first monthly payment to the Participant's Co-Pensioner shall be payable for the month following the month in which the Participant dies, but not for any month prior to the month for which the Participant would have first been entitled to receive a Reduced Pension, and the last monthly payment to such Co-Pensioner shall be payable for the month in which the Co-Pensioner dies.

     7.7 Death Of Participant Before Retirement. If a Participant who elected a Co-Pensioner Option dies prior to the commencement of pension payments, such election shall cease to be effective, and his Co-Pensioner shall not be entitled to any payments.

     7.8 Death Of Co-Pensioner After Retirement. If a Participant elected a Co-Pensioner Option and his Co-Pensioner dies (a) after the Participant commenced receiving pension payments, or, if later, (b) after the expiration of the 90-day period described in Plan (S) 7.5 but prior to the Participant's death, the Participant shall continue to receive Net Reduced Pension installments.

     7.9 Death Of Co-Pensioner Before Retirement. If a Participant elected a Co-Pensioner Option and his Co-Pensioner dies (a) before the Participant commenced receiving pension payments, or, if later, (b) before the expiration of the 90-day period described in Plan (S) 7.5, then the Participant shall be treated as if he had not elected a Co-Pensioner Option.

     7.10 Post Retirement Adjustments. Notwithstanding any provision in Plan
(S)(S) 7.4 through 7.9, if after the Retirement of a Participant who elected a Co-Pensioner Option, the amount of Regular Pension which would have been payable to him had he not elected a Co-Pensioner Option is subject to any further deduction, change, offset or correction, then the amount payable under the Co-Pensioner Option to such Participant or his Co-Pensioner shall be adjusted to reflect any such further deduction, change, offset or correction. Notwithstanding anything to the contrary contained in this Plan Article 7, in the event that the amount payable to a Co-Pensioner is determined as though the Participant did not have a spouse who is eligible for a Surviving Spouse's Benefit because the Participant had a spouse at Retirement but failed to notify BPAC that he had a spouse, the amount otherwise payable to the Co-Pensioner for any month shall be reduced by the amount of any Surviving Spouse's Benefit provided to the Participant's spouse for the same month.

     7.11 Commencement Of Payments. For the purposes of this Plan Article 7, in the case of a Participant who retires on other than a Deferred Vested Pension or a Deferred Early Retirement (55/15) Pension, pension payments shall be deemed to commence as of the date of the Participant's Retirement and, in the case of a Participant who retires on a Deferred Vested Pension or a Deferred Early Retirement (55/15) Pension, pension payments shall be deemed to commence as of the first day of the month for which Regular Pension is first payable.

                                   ARTICLE 8

                           SURVIVING SPOUSE'S BENEFIT

     8.1  Eligibility.  If a Participant dies

     (a) (i) while accruing Continuous Service and after completing at least 15 years of Continuous Service, or (ii) before making application for a pension and after incurring a Break In Continuous Service with eligibility for Retirement on an immediately commencing pension, or

     (b) after Retirement on other than a Deferred Vested Pension, his surviving spouse, determined pursuant to Plan (S) 8.5, shall be eligible for a Surviving Spouse's Benefit.

     8.2 $140.00 And $90.00 Minimums. Unless the provisions of Plan (S) 8.3 result in a higher amount, the amount of the Surviving Spouse's Benefit shall be $140.00 for any month up to and including the month in which the surviving spouse attains the age at which widow's or widower's benefits are first provided under a law referred to in Plan (S) 1.27 and $90.00 for any month thereafter.

     8.3 50% Rate. Unless the provisions of Plan (S) 8.2 result in a higher amount, the amount of the Surviving Spouse's Benefit shall be determined in accordance with the following:

     (a) If a Participant covered by Plan (S) 8.1(a) dies, the monthly amount of the Surviving Spouse's Benefit, subject to (d) and (e) below, shall be equal to 50% of the amount determined in accordance with Plan (S)(S) 5.1(a) and (b) as though the Participant had retired on the date of his death, and, if the Participant dies prior to age 62, as though at the time of his death he was entitled to receive a Regular Pension without any actuarial reduction on account of age, except that Plan (S) 5.1(a)(3) would not apply.

     (b) If a Participant covered by Plan (S) 8.1(b) dies, the monthly amount of the Surviving Spouse's Benefit, subject to (c), (d) and (e) below, shall be equal to 50% of the Regular Pension payable to the Participant at the time of his death determined in accordance with Plan (S) 5.1.

     (c) If a Participant dies after his Retirement with eligibility for an Early Retirement (55/15) Pension and prior to age 62 and who had elected to defer the commencement of Regular Pension until after attaining age 62, the Regular Pension payable to the Participant shall, for the purposes of (b) above, be deemed to be the amount determined in accordance with Plan (S)(S) 5.1(a)(1),
(2), 5.1(b) and (c) which would have been payable if he elected to receive a Regular Pension commencing with the first month for which the Surviving Spouse's Benefit is payable.

     (d) Commencing with the first Surviving Spouse's Benefit payable after the surviving spouse attains the age at which widow's or widower's benefits are first provided under a law referred to in Plan (S) 1.27, the amount of the Surviving Spouse's Benefit otherwise payable for any month shall be reduced by 50% of the amount of the widow's or widower's benefit to which the surviving spouse is, or upon application would be, entitled for such month based on the law in effect at the time the Surviving Spouse's Benefit first becomes payable (without regard to any offset or suspension imposed by such law) and based upon the benefit payable to such person as a widow or widower without regard to any benefit earned in his or her own right. If the surviving spouse is not eligible for a widow's or widower's benefit for such month, the amount of the reduction shall be equal to 50% of the amount of the widow's or widower's benefit that could have become payable to the surviving spouse for such month, based on the Participant's wages, if the surviving spouse had been eligible and had applied for such a benefit.

     (e) If the surviving spouse receives, or upon application would be entitled to receive, any payment derived from rights acquired by the Participant, which would if received by the Participant have been subject to deduction under Plan (S) 6.2 from the amount determined in accordance with Plan
(S)(S) 5.1, 5.2 and 5.3 otherwise payable to the Participant (except any such payment received by the surviving spouse by reason of an election by the Participant to receive a reduced payment), the amount of such payment not attributable to the contributions of the Participant shall be deducted from the Surviving Spouse's Benefit.

     8.4 Commencement And Termination Of Surviving Spouse's Benefit. The first installment of Surviving Spouse's Benefit shall be payable for the month following the month in which the Participant dies, and the last installment shall be payable for the month in which the surviving spouse dies; provided, however, that a Surviving Spouse's Benefit shall not be payable for any month for which a Special Pension Payment was payable to the Participant. In connection with an application for a Surviving Spouse's Benefit, BPAC may require the surviving spouse to grant any authorization necessary to receive relevant records from the agency administering the law referred to in Plan (S) 8.3(d).

     8.5 Determination Of Status As Surviving Spouse. A person shall be considered a surviving spouse for the purposes of this Plan Article 8, only if,

     (a) such person is married to the Participant on the date of his death, and

     (b) with respect to a Participant who dies after his Retirement, such person was married to the Participant at the date of the Participant's Retirement or at a date after Retirement and before the Participant attained age 65, and

     (c) immediately after the Participant's death, such person is a widow or widower of the Participant within the provisions of the Social Security Act, except that where such Act requires reference to the law of the District of Columbia, the applicable law be that of the State of Ohio.

                                   ARTICLE 9

                      DETERMINATION OF CONTINUOUS SERVICE

     9.1 Definition. "Continuous Service" means an Employee's service prior to his Retirement calculated from his last hiring date (and in the case of an employee who incurs a Break In Continuous Service, Continuous Service shall be calculated from the date of his re employment following his last unremoved Break In Continuous Service); provided however, that an Employee's last hiring date prior to January 1989 shall be based on the practices in effect at the time his Break In Continuous Service occurred.

     9.2 Deductions From Continuous Service. There shall be no deduction for any time lost which does not constitute a Break In Continuous Service, except that in determining the length of an Employee's Continuous Service

     (a) that portion of any absence due to shutdown, force reduction, Layoff or physical disability which continues beyond 2 years from commencement of such absence shall not be credited as Continuous Service; provided, however, that an absence in excess of 2 years due to a compensable disability shall be credited as Continuous Service;

     (b) except as provided in 9.3(a) and 9.3(c)(2), the period between a Break In Continuous Service and the date of the Employee's reemployment which results in the removal of a Break In Continuous Service shall not be credited as Continuous Service; and

     (c) any period of employment with any company which, directly or indirectly, owns at least 50% of the Company, or with any company or business at least 50% owned by the Company or any Employing Company, shall be counted as Continuous Service but only for the purposes of determining eligibility to participate and entitlement to a pension under Plan Article 3 but not for purposes of determining the Regular Pension amount, unless otherwise expressly provided in a written Appendix hereto.

     (d) Continuous Service Under Plan (S)(S) 3.7 Or 3.8. Notwithstanding anything to the contrary in this Plan, Continuous Service after December 31, 1989 shall be included for the purpose of determining eligibility for Retirement pursuant to Plan (S) 3.7 (Immediate Severance (70/80) Pension) or Plan (S) 3.8 (Rule-Of-65 Retirement Pension) upon the occurrence of a Break In Continuous Service on or after January 1, 1990; provided that such Continuous Service accruing from and after January 1, 1990 shall not be counted for the purpose of determining the amount of any Regular Pension paid pursuant to an Immediate Severance (70/80) Pension or a Rule-Of-65 Retirement Pension, which amount shall be determined in accordance with Plan (S) 5.1(d).

     9.3  Break In Continuous Service.

     (a)  An Employee's Continuous Service will be broken by

          (1)  his quitting;

          (2) his discharge, provided that if he is rehired within 6 months the Break In Continuous Service will be removed;

          (3) his involuntary termination of employment by the Employing Company due to a Permanent Shutdown or force reduction, provided that if the Participant is rehired within 2 years, or if at termination he had more than 2 years of Continuous Service, within a period equal to his length of Continuous Service prior to the Break but not more than 5 years, the Break In Continuous Service shall be removed and the first 2 years of absence will be counted as Continuous Service;

          (4)  an absence which continues for more than 2 years, except that

          (A) an absence in excess of 2 years due to compensable disability incurred during the course of employment shall not constitute a Break In Continuous Service until one month following the end of the month for which statutory compensation payments terminate; and

          (B) if an Employee who is absent in excess of 2 years on account of Layoff or physical disability returns to work with an Employing Company within the period equal to his length of Continuous Service prior to the Break but not more than 5 years, the Break In Continuous Service shall be removed; and

          (C) a Break In Continuous Service will not occur by reason of the absence of any Employee who subsequent to May 1, 1940, entered the military, naval or merchant marine service of the United States, who has reemployment rights under the law, who complies with requirements of law as to reemployment and who is reemployed; or

          (5)  his Retirement.

          (b) An Employee who is absent on a maternity or paternity absence shall not incur a Break In Continuous Service until the second anniversary of the first day of such absence; provided, however, that in determining the length of an Employee's Continuous Service, the period between the first day of a maternity or paternity absence and the first anniversary thereof shall be credited as Continuous Service solely for eligibility and vesting purposes and, provided further, that the period of any such absence which continues beyond the first anniversary thereof shall be credited as Continuous Service solely for eligibility and vesting purposes only if so provided under a parental leave policy of an Employing Company or in accordance with the terms of a Basic Agreement. For the purposes of this Plan (S) 9.3 (b), a "maternity or paternity absence" means an absence from work by reason of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of the child by the Employee or for purposes of caring for a child for the period immediately following such birth or placement; provided that the Employee has proven to the satisfaction of BPAC that such absence is for one of the foregoing purposes.

     (c) For the sole purpose of determining eligibility for pension pursuant to Plan (S) 3.2 or unreduced pension commencing at age 65 pursuant to Plan (S) 3.9,

     (1) for all purposes under the plan, an Employee who incurs a Break In Continuous Service prior to becoming eligible for an immediate pension or a Deferred Vested Pension and who is reemployed by an Employing Company shall, upon completion of one year of Continuous Service following such reemployment, have his Break In Continuous Service removed if the period between the Break In Continuous Service and the date of his reemployment does not exceed 5 years; and

     (2) an Employee who incurs a Break In Continuous Service by reason of quitting or being discharged prior to becoming eligible for an immediate pension or a Deferred Vested Pension, who is reemployed within one year of quitting or being discharged without having his Break In Continuous Service removed pursuant to Plan (S) 9.3(a)(2), and who upon incurring a subsequent Break In Continuous Service has less than 5 years of Continuous Service, calculated in accordance with Plan (S)(S) 9.1, 9.2 and 9.3, shall receive credit for his Continuous Service prior to the first break described above and for the period between such Break In Continuous Service and the date of reemployment plus any other Continuous Service which would result from application of (b) above taking into account service credited pursuant to this paragraph.

     9.4  Other Continuous Service.

     (a) Except as otherwise provided herein, Continuous Service as an Employee with any Employing Company or Affiliate shall be recognized. A period of employment with a unit of the Company or an Affiliate which is not an Employing Company and with any Employing Company or Affiliate other than as an Employee shall be counted only for purposes of determining eligibility to participate and entitlement to a pension under Plan Article 3 but not for purposes of determining the Regular Pension amount.

     (b) BPAC may, in its sole discretion, determine that Continuous Service may include service with an Employing Company prior to the date such Employing Company became an Affiliate.

     (c) In the case of a Participant who is an Employee on the date of his Retirement, Continuous Service may include, in the discretion of BPAC, all service recognized by any Affiliate or Employing Company for pension purposes. The Participant's Average Monthly Earnings may include remuneration from any such unit of the Company, in such manner as BPAC may determine.

     (d) Continuous Service also may include, in the discretion of BPAC, a leave of absence granted by an Employing Company and approved by the Company.

     9.5  Employment With a Divested Unit.  Subject to Plan (S)(S) 1.24  and
13.6 and Plan Article 10 and any applicable Appendix or Basic Agreement, employment with a Divested Unit shall constitute Continuous Service under the Plan solely for the purpose of determining the date of entitlement to the commencement of benefits under Plan Article 3, and employment with a Divested Unit shall not be counted as Continuous Service under the Plan for satisfying any other Continuous Service requirement unless otherwise expressly so provided in the agreement for the sale or transfer of such Divested Unit which agreement is approved by the Board Of Directors or by BPAC; provided, however, that no person shall first qualify for a Permanent Incapacity Pension, an Immediate Severance (70/80) Pension or a Rule-Of-65 Pension after the date of sale or transfer to a Divested Unit.

                                  ARTICLE 10

                      REEMPLOYMENT OF RETIRED PARTICIPANTS

     10.1 Application. The provisions of this Article 10 supersede the provisions of all other Articles of the Plan with respect to any Participant who is employed or reemployed by (i) the Company, (ii) an Employing Company, (iii) a Divested Unit or (iv) an Affiliate at least 50% owned by the Company or an Affiliate (provided such employer is an "employer maintaining the Plan" within the meaning of ERISA (S) 203(a)(3)(B) and the Regulations thereunder).

     10.2 Effect On Pension.

     (a) A Participant covered under this Article 10 who returns to employment of an employer described in Plan (S) 10.1 and whose employment with such employer is counted as Continuous Service for any purpose under the Plan, shall have his pension payment or commencement suspended beginning after his first full month of employment (as determined in accordance with the Regulations).

     (b) Notwithstanding the foregoing, a Participant's pension will not be suspended if (i) payment of his pension is required to commence pursuant to Plan
(S) 5.5(f), (ii) the Participant's reemployment does not constitute "service" within the meaning of ERISA (S) 203(a)(3)(B) or (iii) the Participant had attained age 65 as of the date of his reemployment and his employment subsequent to such date is not counted as Continuous Service for the purpose of determining the amount of his pension.

     (c) If a Participant's pension payment or commencement is suspended in accordance with the foregoing, such suspension shall cease on the earlier of (i) the date the Participant terminates his employment with an employer described in Plan (S) 10.1, (ii) the date the Participant's pension is required to commence pursuant to Plan (S) 5.5(f), (iii) the date the Participant's reemployment no longer constitutes "service" within the meaning of ERISA (S) 203(a)(3)(B) or
(iv) the date the Participant attains age 65 if his employment subsequent to such date is not counted as Continuous Service for the purpose of determining the amount of his pension.

     10.3 Continuous Service Of Reemployed Participant.

     (a) Any Participant, other than a Participant covered under (b) below, whose pension has been discontinued pursuant to Plan (S) 10.2, or who is eligible for a Deferred Vested Pension, shall be credited with his Continuous Service as of the date of his prior Retirement plus his Continuous Service accrued after reemployment for the purpose of calculating any subsequent pension to which he may become entitled; provided, however, that nothing in this Plan
(S) 10.3 shall affect the calculation of Continuous Service as provided in Plan
(S) 9.3(a)(4). Notwithstanding the foregoing, reemployment with an employer described in Plan (S) 10.1(iii) or (iv) shall not be credited as Continuous Service for any purpose under the Plan unless specifically permitted in an Appendix or in accordance with Plan (S) 13.6.

     (b) If a Participant is reemployed more than three years after his Retirement or more than three years after he incurred a Break In Continuous Service with eligibility for a Deferred Vested Pension and such Participant again retires or incurs a Break In Continuous Service before completing at least 5 years of Continuous Service after such reemployment, then the amount of pension payable with respect to the period of Continuous Service accrued before his most recent prior Retirement or prior Break In Continuous Service shall be determined pursuant to the Plan as in effect at the time of his prior Retirement or prior Break In Continuous Service.

     10.4 Termination Of Reemployment After Original Immediate Severance (70/80) Retirement Or Rule-Of-65 Retirement. Subject to Plan (S) 5.1(d), any
Participant who is receiving an Immediate Severance (70/80) Pension or Rule-Of-65 Retirement Pension, and who is subsequently reemployed as an Employee by an Employing Company, shall upon ceasing work, after reemployment and prior to age 62, by reason of a Permanent Shutdown of a plant, department or subdivision thereof or by reason of a Layoff or physical disability, be eligible to retire and, shall upon his Retirement (hereinafter "Reinstated Rule-Of-65 Retirement" if he had previously retired on Rule-Of-65 Retirement or "Reinstated Immediate Severance (70/80) Retirement" if he had previously retired on Immediate Severance (70/80) Retirement), be eligible for a pension commencing with the month following the month in which his Retirement occurs; provided, however, that such Participant shall not be eligible under the provisions of this Plan
(S) 10.4 to retire during a period of absence from work due to a physical disability until such disability has continued for a period of 5 consecutive full calendar months, or until the Participant attains age 62, whichever occurs first.

     10.5 When Special Pension Payment Not Payable. A Special Pension Payment shall not be made to any Participant who received a Special Pension Payment for a prior Retirement under this or any predecessor plan.

     10.6 Reinstated Immediate Severance (70/80) Retirement Or Reinstated Rule-Of-65 Retirement. The amount of Regular Pension for Reinstated Immediate Severance (70/80) Retirement shall be determined in the same manner as a Regular Pension under Immediate Severance (70/80) Retirement, in accordance with Plan
(S) 5.1, including Plan (S) 5.1(d). The amount of Regular Pension for Reinstated Rule-Of-65 Retirement shall be determined in the same manner as a Regular Pension under Rule-Of-65 Retirement, in accordance with Plan (S) 5.1, including Plan (S) 5.1(d).

                                  ARTICLE 11

                           FUNDING AND CONTRIBUTIONS

     11.1 Contribution's. Subject to Plan Article 13, each Employing Company shall contribute to one or more pension trusts or funds not less frequently than quarterly during each Plan Year such amounts, based on the recommendation of the Actuary, as the Company shall determine.

     11.2 Actuarial Valuations. BPARC shall from time to time review the actuarial assumptions and methods recommended by the Actuary. The Actuary shall make an annual valuation of the Plan and, at least once in each 3-year period, shall make an actuarial study of the mortality, service and compensation experience of the Participants in the Plan and the investment experience and any other relevant experience in gains and losses under the Plan, including such calculations as may be necessary to determine whether the Plan is adequately funded, and shall report the results of its study to BPARC. Prior to termination of the Plan, forfeitures of benefits arising from termination of service, death or any other reason under the Plan shall not be applied to increase the benefits that any Participant would otherwise be entitled to receive under the Plan, but may be anticipated in estimating costs under the Plan and shall be applied to reduce the Company's contributions under the Plan.

     11.3 Investment Of Contributions. All moneys, securities or other property received as contributions under the Plan shall be delivered to the trustee under the Trust, to be managed, invested, reinvested and distributed for the purposes of the Plan.

                                  ARTICLE 12

                              GENERAL PROVISIONS

      12.1 No Employment; Rights. This Plan is not and shall not be deemed to be a contract between the Company or any Employing Company and any employee or to be a consideration for, or an inducement or condition of, the employment of any employee. Nothing contained in this Plan gives any employee the right to be retained in the service of the Company or any Employing Company or to interfere with the right of the Company or any Employing Company by which he shall then be eoyed to terminate his employment at any time.

      12.2   Non-Assignability; Of Pension Rights.

       (a) Except as may otherwise be required by law or pursuant to the terms of a "Qualified Domestic Relations Order"("QDRO"), no assignment of any pension will be recognized or permitted nor shall any pension or payment on account of pension be subject to attachment or other legal process for or against the Participant, a surviving spouse or a Co-Pensioner. If BPAC sh find that any such assignment, attachment or action for or against the Participant, a surviving spouse or a Co-Pensioner has been made with respect to any pension payment due or to become due to any Participant, surviving spouse or Co-Pensioner, BPAC in its sole discretion may terminate the interest of such Participant, surviving spouse or Co-Pensioner to such pension payment, and in such case shall apply the amount of such pension payment to or for the benefit of such Participant, surviving spouse or Co-Pensioner, his spouse, children or other relatives or dependents, as BPAC may determine, and any such application shall be a complete discharge of all liability with respect to such pension payment.

       (b) For purposes of the Plan, a "QDRO" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by BPAC, in accordance with QDRO procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Code (S) 414(p)(1).

      12.3 Legal, Physical Or Mental Incapacity. If any person entitled to receive any benefits hereunder is, in the judgment of BPAC, legally, physically or mentally incapable of personally receiving or receipting for a payment, BPAC may, but shall not be required to, order such payment to be made to such other person, persons or institution as, in the judgment of BPAC, is then maintaining or has custody of such payee.

      12.4  Maximum Pensions.

       (a) Subject to the provisions of Plan (S)(S) 12.4(b), (c), and 13.1, the Board Of Directors shall have the power to determine the Maximum Pension to be granted under this Plan.

       (b) Notwithstanding any other provision of the Plan, (i) any annuity payable to a Participant for life as part of an Automatic 50% Spouse Annuity or as part of a Co-Pension Option elected by the Participant and having the effect of a qualified joint and survivor annuity within the meaning of Code (S) 401(a)(11) (excluding in either case any survivor annuity payable to a surviving spouse thereunder); (ii) any straight life annuity payable to a Participant; and
(iii) any other Co-Pensioner Option elected by a Participant (including both the annuity payable to the Participant and any other annuity or benefit payable thereunder), shall be subject to the limitation of this Plan (S) 12.4.

       (c) The benefits to which this Plan (S) 12.4 is applicable shall not exceed the limitations set forth in Code (S) 415, which are incorporated herein by reference. For these purposes, the limitation year shall mean the Plan Year and "compensation" shall have the meaning set forth in Treasury Regulation (S) 1.415-2(d). If a Participant in this Plan so participates in any defined contribution plan (as defined in Code (S)(S) 414(i) and 415(k)) maintained by the Company or any Affiliate, and, if in any Plan Year the sum of the Participant's Defined Benefit Fraction (as defined in Code (S) 415(e)(2)) and the Participant's Defined Contribution Fraction (as defined in Code (S) 415(e)(3)) exceed 1.0, then the benefit payable under this Plan shall be reduced so that the sum of such fractions in respect of such Participant does not exceed 1.0. If the above reductions do not insure that the limitations set forth in this Plan (S) 12.4 are not exceeded, then the Annual Additions (as defined in Code (S) 415(c)(2)) to any defined contribution plan maintained by the Company or any Affiliate in which the Participant participates shall be reduced in accordance with the provisions of that plan, but only to the extent necessary to ensure that such limitation is not exceeded. IfParticipantin this Plan also participates in another defined benefit plan (as defined in Code
(S)(S) 414(j) and 415(k)) maintained by the Company or any Affiliate, and if in any Plan Year such Participant's aggregated accrued benefit under such plans exceeds the applicable limits under Code (S) 415, then the benefit payable under this Plan shall be reduced to the extent necessary to comply with Code (S) 415.

     12.5 Sole Source Of Benefits. The pension trusts or funds contributed in accordance with Plan Article 11 shall be the sole source of benefits under the Plan and, except as otherwise required by ERISA, an Employing Company, BPAC and BPARC assume no liability or responsibility for payment of such benefits, and each Participant, surviving spouse, Co-Pensioner or other person who shall claim the right to any payment under the Plan shall be entitled to look only to such trusts or funds for such payment and shall not have any right, claim or demand therefor against the Company, any Employing Company, Affiliate, BPAC or BPARC or any member thereof, or against any Employee or director of the Company, any Employing Company or Affiliate.

     12.6 Information From Participants. Each Participant shall file with the Human Resources Department of his Employing Company or BPAC such pertinent information concerning himself, his spouse and his Co-Pensioner as BPAC may reasonably require to carry out its duties hereunder, and to the maximum extent permitted by ERISA, no Participant, surviving spouse, Co-Pensioner or other person shall have any rights or be entitled to any benefits under the Plan unless such information is timely filed by or with respect to him.

     12.7 Communications To Committees. All elections, designations, requests, notices, instructions and other communications (required or permitted under the Plan) from the Company, an Employing Company, a Participant, Co-Pensioner, surviving spouse or other person to BPAC or BPARC shall be in such form as is prescribed from time to time by each such Committee, shall be mailed by first-class mail to any member of either Committee or its Secretary or Assistant Secretary or to the General Counsel of the Company or shall be personally delivered to any such person, and shall be deemed to have been given and delivered only upon actual receipt thereof by such person. Delivery to a Local Plan Administrator shall not constitute delivery to a Committee.

     12.8 Communications From Committees. All notices, statements, reports and other communications required or permitted under the Plan from the Company, an Employing Company, BPAC or BPARC to any Employee, Participant, Co-Pensioner, surviving spouse or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at his address last appearing on the records of the Employing Company.

     12.9 Lost Payee. If BPAC cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, including an alternate payee under a Qualified Domestic Relations Order described in Plan (S) 12.2, and if, after 3 years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Employer, and within 3 months after such mailing such person has not made written claim therefor, BPAC, if it so elects, may direct that such payment and all remaining payments otherwise dto such person be cancelled on the records of the Plan and the amount thereof used to reduce Company contributions, and upon such cancellation, the Plan and the Trust shall have no further liability therefor, except that, in the event such person later notifies BPAC of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the terms of the Plan.

     12.10 Service Of Process. Any member of BPAC, the Secretary of the Company or the trustee may accept service of process for the Plan.

     12.11 Expenses. Any expenses incurred by or on behalf of either Committee, any trustee or investment manager in carrying out its duties with respect to the Plan or the Trust may be paid by the Company or may, in the discretion of BPAC, be charged to and paid from the interest of the Participant or Participants with respect to whom such expenses were incurred in accordance with rules uniformly applicable to all Participants. If the Company fails or refuses to pay any such expense, then such expenses may be paid from the Trust
(i) when reimbursement of such expense is sought by any person other than the trustee, if the expense is deemed to be reasonable in the sole discretion of the trustee, or (ii) when reimbursement of such expense is sought by the trustee, if the expense is deemed to be reasonable and appropriate in the sole discretion of BPARC.

                                  ARTICLE 13

                           AMENDMENT OR TERMINATION

     13.1   Right  Of Amendment Or Termination.

     (a) The Board Of Directors shall have the right at any time to amend, suspend or terminate the Plan, any contributions thereunder, any trust or any contract issued by an insurance company forming a part of the Plan, in whole or in part and for any reason and without the consent of the Company, any Employing Company, or Affiliate, or any Participant, Co-Pensioner, surviving spouse or other beneficiary; provided, however, that the Committees may adopt amendments to the Plan or to any trust, investment management agreement or other contract which may form a part of the Plan, to the extent so empowered by the Board Of Directors. In so acting, a Committee is not acting in its capacity as a named fiduciary of the Plan, but is acting solely in its corporate capacity as a committee of the Board Of Directors.

     (b) No amendment or modification shall be made which would retroactively impair any rights to any benefit under the Plan which any Participant, Co-Pensioner, surviving spouse or other eligible beneficiary would otherwise have had at the date of such amendment by reason of the contributions theretofore made, except to such extent as may be necessary or appropriate to qualify or maintain the Plan and any trust which may form a part of the Plan as a plan and trust meeting the requirements of Code (S)(S) 401(a) and 501(a) or any other applicable section of law (including ERISA) and Regulations issued pursuant thereto, as now in effect or hereafter amended or adopted, or make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administration expenses as provided in Plan (S) 12.11) to be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Co-Pensioners, surviving spouses and other eligible beneficiaries under the Plan prior to the satisfaction of all liabilities with respect thereto.

     13.2 Allocation Of Trust Fund Upon Termination. Subject to Plan (S) 13.3, if the Plan is wholly or partially terminated, the funds of the Plan shall be allocated for the benefit of each Participant, Co-Pensioner and surviving spouse affected by the termination in such nondiscriminatory manner as BPAC shall determine in accordance with ERISA, subject to any required approval by applicable government agencies, so as to provide nonforfeitable benefits for each such affected person to the extent that such benefits have been funded, but in no case shall the amount so allocated exceed the actuarial reserve for any such person. If any of the funds of the Plan remain after the satisfaction of all liabilities of the Plan, such remaining funds shall be paid to the Company.

     13.3 Disposition Of Allocated Funds. Subject to Plan (S) 7.3, the amount allocated with respect to an individual pursuant to Plan (S) 13.2 shall, in the discretion of BPARC, be paid to such individual in cash in a single payment or used to purchase an annuity retirement income contract from one or more insurance companies selected by BPARC, or paid to a trust or fund under any plan which meet the requirements for qualification and tax-exemption under Code (S)(S) 401(a) and 501(a).

     13.4 Conditional ;Limitation Of Benefits. The Unrestricted Benefits provided by the contributions of the Employing Companies for the 25 highest paid Employees as of the Effective Date (including any Unrestricted Benefits but exclusive of any Supplemental Pension Payments that he has already received up to that time), including any such Employees who are not Participants at that time, but may later become Participants, (but excluding any Participant whose annual pension will not exceed $1,500), shall not exceed his Unrestricted Benefits as of the date the Plan is discontinued, if it is discontinued
(i) within 10 years after the Effective Date, or (ii) during the first 10 years after the Effective Date, or (iii) after the first 10 years after the Effective Date if the full current costs of the Plan for the first 10 years after the Effective Date have not been funded.

     (a) For the purposes of this Plan (S) 13.4, the following definitions shall apply:

     (1) "Effective Date" means August 1, 1975 and shall also mean the effective date of any subsequent amendment to the Plan which has a substantial effect on contributions or benefits payable under the Plan.

     (2) "Unrestricted Benefits" means benefits in the form provided by the Plan, including any cash payments available to a living Participant and any survivor's benefits payable on behalf of a Participant who dies after Retirement, which have been provided by contributions of the Employing Companies not exceeding the greatest of the following amounts:

          (A) the contributions of the Employing Companies (or funds attributable thereto) which would have been applied to provide benefits for the Employee under this Plan as in effect immediately prior to the Effective Date,

          (B)  $20,000,

          (C)  the sum of (i) the contributions of the Employing Companies
          (or funds attributable thereto) which would have been applied to provide benefits for the Employee under this Plan as in effect immediately prior to the Effective Date, and (ii) an amount computed by multiplying the number of years for which the current costs of the Plan after that date are met by the smaller of 20% of his annual compensation or $10,000, or

          (D) the sum of the amount allocated to him pursuant to priorities First through Fourth (A) of ERISA (S) 4044.

     (3) "Supplemental Pension Payments" mean any current payments to a retired Participant sufficient, together with his Unrestricted Benefits, to bring the total current payments to him up to the full pension benefits provided under the Plan.

     (b) Notwithstanding the above limitations, the following limitations shall apply if they would result in a greater amount of Employing Company contributions being used for the benefit of Employees described in (a) above:

      (1) In the case of an Employee who is a substantial owner (as defined in ERISA (S) 4022(b)(5)), an amount equal to the present value of the benefit guaranteed to such Employee under ERISA (S) 4022, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan had terminated on the date the benefit commenced, determined in accordance with PBGC Regulations; and

      (2) In the case of any other Employee, an amount equal to the present value of the minimum benefit described in ERISA (S) 4022(b)(3)(B) (determined on the earlier of the date the Plan terminates or the date benefits commence in accordance with PBGC Regulations) without regard to any other limitations in ERISA (S) 4022.

     (c) The foregoing conditions shall not restrict the full payment of any survivor's benefits on behalf of a Participant who dies while the Plan is in effect and its full current costs have been met and shall not restrict the current payment of the full amount of any pension called for by the Plan for any retired Participant while the Plan is in full effect and its full current costs have been met. If and when the contributions by the Employing Companies are sufficient at a later date to meet the full current costs of the Plan, the excess of the pension, otherwise payable, over the actual pension paid during the period that such full current costs had not been met, shall be paid in a lump sum to the retired Participant, or, if such retired Participant had died in the meantime, to the estate of such Participant. If under applicable law or Regulations, the foregoing provisions of this Plan (S) 13.4 are no longer necessary for the Plan to meet the requirements of Code (S) 401(a), then such provisions shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

    13.5  Merger, Consolidation Or Transfer Of Assets Or Liabilities.   This
Plan may be merged with or into any other qualified pension or retirement plan, provided that no merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan, shall be made unless the benefit each Participant would receive if such plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had this Plan been terminated immediately before such merger, consolidation or transfer. Assets or liabilities of another tax-qualified defined benefit pension plan may be transferred to or assumed by this Plan, or another tax-qualified defined benefit pension plan may be merged with and into this Plan if such action meets the requirements of applicable law, including the requirements of Code (S) 414(l).

    13.6 Corporate Mergers, Acquisitions And Divestments. Upon such terms as BPAC may approve, benefits may be provided under this Plan to a Participant with respect to any period of his prior employment by any organization, and such benefits (and any Continuous Service credited with respect to such period of employment under Plan

Article 9) may be provided for, in whole or in part, by funds transferred, directly or indirectly, to this Plan from such organization or an employee benefit plan of such organization which qualified under Code (S) 401(a). Furthermore, Participants who are in the employ of a Divested Unit may continue to accrue Continuous Service for limited purposes under this Plan (but not for the purpose of determining the amount of benefit to be paid) while in the employ of a Divested Unit, or its successor or acquiring business, upon such terms and conditions as the agreement of sale or a Basic Agreement may provide and BPAC may expressly approve in its sole discretion.

                                  ARTICLE 14

                             TOP HEAVY PROVISIONS

    14.1 Determination Of Top Heavy Status. For purposes of this Plan Article 14, the Plan shall be considered a "Top Heavy Plan" for any Plan Year if, (i) at least one Key Employee is a Participant and (ii) the ratio of the total Present Value of accrued benefits of all Key Employees under all Aggregation Group Plans to the total Present Value of accrued benefits of both Key Employees and Non-Key Employees under all Aggregation Group Plans exceeds 0.6. Solely for the purpose of determining if the Plan, or any Aggregation Group Plan, is a Top Heavy Plan, the accrued benefit of a Participant, other than a Key Employee, shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Affiliate (the "Armco Group"), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rate of Code (S) 411(b)(1)(c). All calculations under (i) and (ii) above with respect to this Plan shall be made as of the Determination Date applicable to the subject Plan Year, and all calculations under (ii) above with respect to any Aggregation Group Plan other than this Plan shall be made as of that plan's Determination Date which falls within the same calendar year as the Determination Date used by this Plan.

    14.2 Definitions. For the purpose of this Plan Article 14 the following terms shall have the following meanings:

     (a) Aggregation Group Plan. "Aggregation Group Plan" means each qualified plan of the Armco Group in which a Key Employee is a participant and each other qualified plan of the Armco Group which enables a plan of the Armco Group in which a Key Employee is a participant to satisfy Code (S)(S) 401(a)(4) or 410, including any such plan which was terminated during the five-year period ending on the applicable Determination Date if such plan would, but for the fact that it was terminated, be an Aggregation Group Plan. In addition, the Company may choose to treat any other qualified plan as an Aggregation Group Plan if the Aggregation Group Plans will continue to satisfy Code (S)(S) 401(a)(4) and 410 with such plan being taken into account.

     (b) Average Annual Compensation. "Average Annual Compensation" means the average of an individual's total compensation received from all members of the Armco Group for the 5 consecutive Plan Years which produces the highest result, excluding from consideration, however, compensation received in any Plan Year which began prior to January 1, 1984 and in any Plan Year which follows the last Plan Year in which the Plan was considered a Top Heavy Plan. For the purpose of this Plan (S) 14.2(b) "compensation" shall have the meaning prescribed in Treasury Regulation (S) 1.415-2(d).

     (c) Determination Date. The "Determination Date", which is applicable to any Plan Year of an Aggregation Group Plan, means the last day of the immediately preceding

Plan Year (except that, for the first Plan Year of a plan, the "Determination Date" shall be the last day of the first Plan Year).

     (d) Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date, a "Key Employee" means any Employee or former Employee or beneficiaries of such who at any time during the Plan Year which includes such Determination Date, or during any of the 4 immediately preceding Plan Years, is employed by and has received compensation from any member of the Armco Group, and:

     (1) an officer (disregarding any person with the title but not the authority of an officer) of any member of the Armco Group, provided such person receives compensation of greater than 50% of the amount in effect under Code (S) 415(b)(1)(A) from all members of the Armco Group for the Plan Year which includes the subject Determination Date and provided there are not 50 other such officers who have received annual Earnings in a greater amount than that received by the subject person for the Plan Year which includes the subject Determination Date and the 4 immediately preceding Plan Years;

     (2) one of the 10 Employees owning (or considered as owning within the meaning of Code (S) 318, except that subparagraph (c) of Code (S) 318(a)(2) shall be applied by substituting "5%" for "50%") the largest Employee-held interests in all members of the Armco Group, provided such person owns at least 0.5% of all members of the Armco Group and receives total Earnings of $30,000 or more from any and all members of the Armco Group for the Plan Year which includes the subject Determination Date;

     (3)  a 5% or more owner of an employer; or

     (4) a 1% or more owner of an employer who receives total Earnings of $150,000 or more from any and all members of the Armco Group for the Plan Year which includes the subject Determination Date.

A person is considered to own 5% or 1%, as the case may be, of an employer if he owns (or is considered as owning within the meaning of Code (S) 318, except that subparagraph (c) of Code (S) 318(a)(2) shall be applied by substituting "5%" for "50%") at least 5% or 1%, as the case may be, of either the outstanding stock of an employer or the voting power of all stock of an employer. For purposes of this subsection (d), the term "Key Employee" includes any beneficiary of a person who is deceased as of the subject Determination Date but who when alive had been a Key Employee during the Plan Year which includes the subject Determination Date or any of the 4 immediately preceding Plan Years. Further, for purposes of determining the number of officers taken into account under subsection (d)(1), employees described in Code (S) 414(q)(8) shall be excluded.

     (e) Non-Key Employee. With respect to any Aggregation Group Plan and as of any Determination Date, a "Non-Key Employee" means a person who at any time during the Plan Year which includes such Determination Date or during any of the 4 immediately preceding Plan Years is employed by any member of the Armco Group but who has never been considered a Key Employee as of such or any earlier Determination Date. Further, the term "Non-Key Employee" includes any beneficiary of a person who is deceased as of the subject Determination Date, and who when alive had been an Employee of any member of the Armco Group during the Plan Year which includes the subject Determination Date or any of the 4 immediately preceding Plan Years, but had not been a Key Employee as of the subject or any earlier Determination Date.

     (f) Present Value Of Accrued Benefits.

     (1) For any Aggregation Group Plan which is a defined benefit plan (as defined, in Code (S) 414(j)), the "Present Value" of a Participant's accrued benefit, determined as of any Determination Date, means the single sum value of the monthly retirement benefit not yet paid which the Participant had accrued under such plan, calculated, as of the latest Valuation Date which coincides with or precedes such Determination Date, in accordance with the actuarial assumptions and interest rate set forth in Exhibit B. For this purpose, such accrued monthly retirement benefit is calculated as if it was to commence as of the first day of the month following the month the Participant attains his Normal Retirement age under such plan (or, if such Normal Retirement age had already been attained, as of the first day of the month next following the month in which occurs such Valuation Date) and as if it was to be paid in the form of a single life annuity. In addition, the dollar amount of any distributions from the Plan, including the value of any annuity contract distributed from the Plan, actually paid to such Participant prior to the subject Valuation Date but still within the Plan Year which includes such Valuation Date or one of the 4 immediately preceding Plan Years shall be added in calculating such "Present Value" of the Participant's accrued benefit.

     (2) For any Aggregation Group Plan which is a defined contribution plan (as defined in Code (S) 414(i)), the "Present Value" of a Participant's accrued benefit, as determined as of any Determination Date, means (i) the sum of the total of the Participant's account balances under the plan as valued as of the latest Valuation Date which coincides with or precedes such Determination Date, and (ii) an adjustment for contributions due as of such Determination Date. In the case of a profit sharing or stock bonus plan, the adjustment in clause (ii) above shall be the amount of the contributions, if any, actually made after the subject Valuation Date but on or before such Determination Date and, in the case of the first Plan Year, any amounts contributed to the plan after such Determination Date which are allocated as of a date in such first Plan Year. In the case of a money purchase or target benefit plan, the adjustment in clause (ii) above shall be the amount of the contributions, if any, which are either actually made or due to be made after the subject Valuation Date but before the expiration of the period allowed for meeting minimum funding requirements under Code (S) 412 for the Plan Year which includes the subject Determination Date. In addition, the dollar amount of any distributions from the plan, including the value of any annuity contract distributed from the plan, actually paid to such Participant prior to the subject Valuation Date but still within the Plan Year which includes such Valuation Date or one of the four immediately preceding Plan Years shall be added in calculating such "Present Value" of the Participant's accrued benefit.

     (3) In the case of any rollover (as defined in Code (S) 402) from a plan qualified under Code (S) 401(a) to another qualified plan, or a direct qualified plan-to-qualified plan transfer, to or from a subject Aggregation Group Plan which is both initiated by a Participant and made between a plan maintained by a member(s) of the Armco Group and a plan maintained by an employer(s) not in the Armco Group, then (i) the Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, will count the amount of the rollover or transfer as a distribution made as of the date such amount is distributed by such plan in determining the "Present Value" of the Participant's accrued benefit under subsection (1) or (2) above, as applicable, and (ii) the Aggregation Gr Plan, if it is the plan to which the rollover or transfer is made, will consider the amount of the rollover or transfer when made as part of the Participant's accrued benefit in determining the "Present Value" thereof under subsection (1) or (2) above, as applicable, if such rollover or transfer was accepted prior to January 1, 1984, and will not so consider the amount of the rollover or transfer as part of the Participant's accrued benefit in determining such "Present Value" if such rollover or transfer is accepted on or after January 1, 1984.

     (4) In the case of any rollover (as defined in Code (S) 402) from a plan qualified under Code (S) 401(a) to another qualified plan, or a direct qualified plan-to-qualified plan transfer, to or from a subject Aggregation Group Plan which is not described in subsection (3) above, then (i) the subject Aggregation Group Plan, if it is the plan from which the rollover or transfer is made, will not consider the amount of the rollover or transfer as part of the Participant's accrued benefit in determining the "Present Value" thereof under subsection (1) or (2) above, as applicable, and (ii) the subject Aggregation Group Plan, if it is the plan to which the rollover or transfer is made, will consider the amount of the rollover or transfer when made as part of the Participant's accrued benefit in determining such "Present Value."

     (g) Valuation Date. "Valuation Date" means, (i) in the case of a defined benefit plan (as defined in Code (S) 414(j)), the date as of which the plan actuary computes plan costs for minimum funding requirements under Code (S) 412 and, (ii) in the case of a defined contribution plan (as defined in Code (S) 414(i)), the date as of which plan income, gains and/or contributions are allocated to plan accounts of Participants.

     14.3  Effect Of Top Heavy Status.

     (a) If this Plan becomes a Top Heavy Plan with respect to any Plan Year which begins on or after January 1, 1984, the reference in Plan (S) 3.9 to "at least 5 years shall be deleted and the words "at least 3 years" shall be inserted therefor, but such modification shall apply only with respect to the benefit accrued through the close of the most recently completed Top Heavy Plan Year during which such individual was a Participant. With respect to the benefit accrued for any such Participant from and after the close of the most recently completed Top Heavy Plan Year, Plan (S) 3.9 shall not be modified. Each Participant who has at least 3 years of Continuous Service as of the first day of a Plan Year during which the Plan is not a Top Heavy Plan and who was a Participant during a preceding Plan Year during which the Plan was a Top Heavy Plan shall be entitled to elect to continue to have his accrued benefit determined in accordance with the provisions of Plan (S) 3.9 as modified by this Plan (S) 14.3(a).

     (b) For any Plan Year which begins on or after January 1, 1984 and in which this Plan is considered a Top Heavy Plan, the annual amount of the accrued benefit of any Participant who is a Non-Key Employee determined as of the Determination Date applicable to such Plan Year shall not be less than 2% of the Participant's Average Annual Compensation times the Participant's years of Continuous Service up to but not exceeding 10 such years. A Participant's years of Continuous Service shall not include any period of a Plan Year which began prior to January 1, 1984 and any periof a Plan Year as of which the Plan is not considered a Top Heavy Plan. Only up to 10 such years of Continuous Service of participation are taken into account under this Plan (S) 14.3(b).

     (c) For any Plan Year which begins on or after January 1, 1984 and in which this Plan is considered a Top Heavy Plan, the maximum amount of Earnings received by a Participant in any Plan Year which may be taken into account for any purpose under this Plan shall not exceed $200,000 or such higher amount as may be permitted by Regulations for the calendar year with or during which such Plan Year ends.

     (d) For any Plan Year which begins on or after January 1, 1984 and in which this Plan is considered a Top Heavy Plan, the limitations of Plan (S) 12.4(c) shall be modified in accordance with Code (S) 416(h). For purposes hereof, this Plan shall be considered a "Super Top Heavy Plan" for any Plan Year if, both the reference to "0.6" contained in the first paragraph of Plan (S)
14.1 was changed to "0.9" and the Plan would be considered a Top Heavy Plan for such Plan Year under Plan (S) 14.1, as so amended.

This Plan, together with the attached Exhibits and Appendices, was adopted effective as of January 1, 1989, by action of the Board Of Directors of at its meeting held on April 28, 1989, and as supplemented by further action of the Board Of Directors at its meeting held on October 27, 1989.


                                                  /s/ Richard D. Brown
                                                  _____________________
                                                  Richard D. Brown
                                                  Assistant Secretary
                                                  Armco Inc.

EXHIBIT A--SCHEDULE A-1
- -----------------------

                    Armco Inc. Noncontributory Pension Plan
         [Plan (S) 5.1(c)(2)-Over Age 40 and Over 15 Years Of Service]

                                DEFERRED VESTED
                        EARLY COMMENCEMENT PERCENTAGES
                        Age At Commencement Of Pension

                                  Whole Years
                                  -----------
Months          55       56      57     58      59      60      61       62
- ------          --       --      --     --      --      --      --       --
   0           55.85%  60.35%  65.33%  70.84%  76.96%  83.82%  91.45%  100.00%
   1           56.23   60.77   65.79   71.35   77.53   84.46   92.16
   2           56.60   61.18   66.25   71.86   78.10   85.09   92.87
   3           56.98   61.60   66.71   72.37   78.68   85.73   93.59
   4           57.35   62.01   67.17   72.88   79.25   86.36   94.30
   5           57.73   62.43   67.63   73.39   79.82   87.00   95.01
   6           58.10   62.84   68.09   73.90   80.39   87.64   95.72
   7           58.48   63.26   68.54   74.41   80.96   88.27   96.44
   8           58.85   63.67   69.00   74.92   81.53   88.91   97.15
   9           59.23   64.09   69.46   75.43   82.11   89.54   97.86
   10          59.60   64.50   69.92   75.94   82.68   90.18   98.57
   11          59.98   64.92   70.38   76.45   83.25   90.82   99.29

The above percentages will be applied on the basis of the Participant's age to the nearest month.


EXHIBIT A--SCHEDULE A-2
- -----------------------

                    Armco Inc. Noncontributory Pension Plan
        [Plan (S) 5.1(c)(3)-Under Age 40 or Under 15 Years Of Service]

                                DEFERRED VESTED
                        EARLY COMMENCEMENT PERCENTAGES
                        Age At Commencement Of Pension

                                      Whole Years
                                      -----------
Months           55     56     57     58     59     60     61     62     63     64   65
- ------           --     --     --     --     --     --     --    ---     --     --   --
   0           42.04  45.42  49.16  53.30  57.91  63.10  68.85  75.28  82.53  90.72  100
   1           42.32  45.73  49.51  53.68  58.34  63.58  69.39  75.88  83.21  91.49
   2           42.60  46.04  49.85  54.07  58.78  64.06  69.92  76.49  83.90  92.27
   3           42.89  46.36  50.20  54.45  59.21  64.54  70.46  77.09  84.58  93.04
   4           43.17  46.67  50.54  54.84  59.64  65.02  70.99  77.70  85.26  93.81
   5           43.45  46.98  50.80  55.22  60.07  65.50  71.53  78.30  85.94  94.59
   6           43.73  47.29  51.23  55.61  60.51  65.98  72.07  78.91  86.63  95.36
   7           44.01  47.60  51.58  55.99  60.94  66.45  72.60  79.51  87.31  96.13
   8           44.29  47.91  51.92  56.37  61.37  66.93  73.14  80.11  87.99  96.91
   9           44.48  48.23  52.27  56.76  61.80  67.41  73.67  80.72  88.67  97.68
   10          44.86  48.54  52.61  57.14  62.24  67.89  74.21  81.32  89.36  98.45
   11          45.15  48.85  52.96  57.53  62.67  68.37  74.74  81.93  90.04  99.23

The above percentages will be applied on the basis of the Participant's age to the nearest month.

EXHIBIT A--SCHEDULE A-3-1
- -------------------------
                                  Armco Inc.
                         Noncontributory Pension Plan

Effective for retirements on or before September 30, 1989, this Table of Percentages will be used in calculating the amounts payable if one of the following options is applicable: the Pre-Pension Spouse Coverage (50%), the Automatic 50% Spouse Option, the 50% Co-Pensioner Option, or the 100% Co-Pensioner Option.

                                                Participant's Age
                       ---------------------------------------------------------------------------
Difference Between        51 and                                                          64 and
Ages of Participant       Under       52 to 54    55 to 57    58 to 60    61 to 63         Over
and spouse or          ------------  ----------  ----------  ----------  ----------      --------
Co-Pensioner           50%     100%   50%  100%   50%  100%   50%  100%   50%  100%      50%  100%
- ---------------------  ---     ----   ---  ----   ---  ----   ---  ----   ---  ----      ---  ----
Participant Older
- ---------------------
20 or more years       71%      56%   72%   57%   73%   58%   73%   58%   74%   58%      74%   58%
17, 18 or 19 yrs.      71       56    72    58    73    59    74    60    75    60       75    60
14, 15 or 16 yrs.      72       57    73    59    74    60    75    61    76    62       76    62
11, 12 or 13 yrs.      73       58    74    60    75    62    77    63    77    64       78    64
 8,  9 or 10 yrs.      74       59    75    61    77    63    78    65    79    66       80    66
 5,  6 or  7 yrs.      75       60    76    62    78    65    79    67    81    68       81    69
 2,  3 or  4 yrs.      76       62    77    64    79    67    81    69    82    71       83    72
 less than 2 yrs.      77       64    79    66    81    69    83    71    84    73       85    75

Participant Younger
- ---------------------
 less than 2 yrs.      77%      64%   79%   66%   81%   69%   83%   71%   84%   73%      85%   75%
 2,  3 or  4 yrs.      79       66    80    68    82    71    84    74    86    76       87    78
 5,  6 or  7 yrs.      80       68    82    70    84    73    86    76    88    79       89    81
 8,  9 or 10 yrs.      92       70    84    73    86    76    88    79    90    82       91    84
11, 12 or 13 yrs.      84       73    85    75    88    79    90    82    92    85       93    87
14, 15 or 16 yrs.      86       75    87    78    89    81    91    84    93    87       94    90
17, 18 or 19 yrs.      87       78    89    81    91    84    93    87    95    90       96    92
20 or more years       89       80    91    83    93    87    94    89    96    92       96    93

NOTES:

Participant's age and co-pensioner's age rounded to the nearest whole year; e.g., age 51 years, six months becomes 52. Age differential is net difference between Participant's and co-pensioner's age as rounded.

If the named co-pensioner is any person other than the Participant's spouse, it may, in compliance with Internal Revenue Service regulations, be necessary to modify the amount payable to the Participant and co-pensioner so as to provide that the present value of the benefit to the Participant is more than 50% of the present value of the pension that would have been payable to the Participant had he not elected a survivor option.

EXHIBIT A-SCHEDULE A-3-2
- ------------------------

                                  Armco Inc.
                         Noncontributory Pension Plan

Effective for retirements on or after October 1, 1989, this Table of Percentages will be used in calculating the amounts payable if one of the following options is applicable: the Pre-Pension Spouse Coverage (50%), the Automatic 50% Spouse Option, the 50% Co-Pensioner Option, or the 100% Co-Pensioner Option.

                                           Table of Percentages
                                          ---------------------
Difference Between Ages                 Participant Older                      Participant Younger
of Participant and Spouse               -----------------                      -------------------
or Co-Pensioner                       50%               100%                 50%                 100%
- -------------------------             ---              -----                 ---                 ----
     0 Years                          88.0%             81.0%                88.0%               81.0%
     1                                87.6              80.4                 88.4                81.6
     2                                87.2              79.8                 88.8                82.2
     3                                86.8              79.2                 89.2                82.8
     4                                86.4              78.6                 89.6                83.4
     5                                86.0              78.0                 90.0                84.0
     6                                85.6              77.4                 90.4                84.6
     7                                85.2              76.8                 90.8                85.2
     8                                84.8              76.2                 91.2                85.8
     9                                84.4              75.6                 91.6                86.4
    10                                84.0              75.0                 92.0                87.0
    11                                83.6              74.4                 92.4                87.6
    12                                83.2              73.8                 92.8                88.2
    13                                82.8              73.2                 93.2                88.8
    14                                82.4              72.6                 93.6                89.4
    15                                82.0              72.0                 94.0                90.0
    16                                81.6              71.4                 94.4                90.6
    17                                81.2              70.8                 94.8                91.2
    18                                80.8              70.2                 95.2                91.8
    19                                80.4              69.6                 95.6                92.4
   *20 and over                       80.0              69.0                 96.0                93.0

NOTES: Age differential is net difference between Participant's and Co-Pensioner's age as rounded.


     * Further actuarial adjustments will be made in cases involving age disparities greater than 20 years in accordance with the methods and assumptions utilized in establishing the percentages included in the tables set forth in this Schedule A-3-2.

EXHIBIT A--SCHEDULE A-4
- -----------------------

                    Armco Inc. Noncontributory Pension Plan
                   [Plan (S) 7.2-Survivor Annuity Coverage]

               DIFFERENCE BETWEEN AGES OF PARTICIPANT AND SPOUSE

                          Participant's Age At Death
                          --------------------------
Participant Older
Whole Years            55 to 57       58 to 60      61 to 63     64 & Older
- -----------------      --------       --------      --------     ----------
*20 or more years        36.5%          36.5%          37.0%        37.0%
17, 18, or 19 years      36.5           37.0           37.5         37.5
14, 15 or 16 years       37.0           37.5           38.0         38.0
11, 12 or 13 years       37.5           38.5           38.5         40.0
8, 9 or 10 years         38.5           39.0           39.5         40.5
5, 6 or 7 years          39.0           39.5           40.5         40.5
2, 3 or 4 years          39.5           40.5           41.0         41.5
less than 2 years        40.5           41.5           42.0         42.5

Participant Younger
Whole Years            55 to 57       58 to 60      61 to 63     64 & Older
- -------------------    --------       --------      --------     ----------
Less than 2 years        40.5%          41.5%          42.0%        42.5%
2, 3 or 4 years          41.0           42.0           43.0         43.5
5, 6 or 7 years          42.0           43.0           44.0         44.5
8, 9 or 10 years         43.0           44.0           45.0         45.5
11, 12 or 13 years       44.0           45.0           46.0         46.5
14, 15 or 16 years       45.0           45.5           46.5         47.0
17, 18 or 19 years       45.5           46.5           47.5         48.0
*20 or more years        46.5           47.0           48.0         48.0




* Further actuarial adjustments will be made in cases involving age disparities greater than 20 years in accordance with the methods and assumptions utilized in establishing the percentages included in the tables set forth in this Schedule A-4.

EXHIBIT B
- ---------
                                  Armco Inc.
                         Noncontributory Pension Plan

The actuarial assumptions to be used in computing the Present Value of accrued benefits for purposes of determining whether the Plan is a Top Heavy Plan under Plan (S) 14.1 are as follows:


Mortality:  The 1976-1980 GAM Table (The 1971 GAM Table projected to 1978 with
- ----------
Scale E).

Interest:   8.5% per annum, compounded annually.
- ---------

No assumptions as to future withdrawals or future salary increases shall be used.

EXHIBIT C-1                       Armco Inc.
- -----------              Noncontributory Pension Plan
                      QUALIFIED DOMESTIC RELATIONS ORDERS
                        EARLY COMMENCEMENT PERCENTAGES
            [Participant Over Age 40 and Over 15 Years Of Service]
               Alternate Payee's Age At Commencement Of Pension

                                                Months
Whole                                           ------
Years       0       1       2        3       4       5       6       7       8      9       10      11
- -----       -       -       -        -       -       -       -       -      -       -       --      --
21        6.66%   6.69%   6.72%    6.75%   6.78%   6.81%   6.85%   6.88%   6.91%   6.94%   6.97%   7.00%
22        7.03    7.06    7.10     7.13    7.16    7.20    7.23    7.26    7.30    7.33    7.36    7.40
23        7.43    7.46    7.50     7.53    7.57    7.60    7.64    7.67    7.70    7.74    7.77    7.81
24        7.84    7.88    7.92     7.95    7.99    8.03    8.07    8.10    8.14    8.18    8.22    8.25
25        8.29    8.33    8.37     8.41    8.44    8.48    8.52    8.56    8.60    8.64    8.67    8.71

26        8.75    8.79    8.83     8.88    8.92    8.96    9.00    9.04    9.08    9.13    9.17    9.21
27        9.25    9.29    9.34     9.38    9.43    9.47    9.52    9.56    9.60    9.65    9.69    9.74
28        9.78    9.83    9.88     9.92    9.97   10.02   10.07   10.11   10.16   10.21   10.26   10.30
29       10.35   10.40   10.45    10.50   10.55   10.60   10.65   10.70   10.75   10.80   10.85   10.90
30       10.95   11.00   11.06    11.11   11.16   11.22   11.27   11.32   11.38   11.43   11.48   11.54

31       11.59   11.65   11.70    11.76   11.82   11.87   11.93   11.99   12.04   12.10   12.16   12.21
32       12.27   12.33   12.39    12.45   12.51   12.57   12.64   12.70   12.76   12.82   12.88   12.94
33       13.00   13.07   13.13    13.20   13.26   13.33   13.39   13.46   13.52   13.59     13.   13.72
34       13.78   13.85   13.92    13.99   14.06   14.13   14.20   14.26   14.33   14.40   14.47   14.54
35       14.61   14.68   14.76    14.83   14.91   14.98   15.05   15.13   15.20   15.28   15.35   15.43

36       15.50   15.58   15.66    15.74   15.82   15.90   15.98   16.05   16.13   16.21   16.29   16.37
37       16.45   16.54   16.62    16.71   16.79   16.88   16.97   17.05   17.14   17.22   17.31   17.39
38       17.48   17.57   17.66    17.75   17.84   17.93   18.03   18.12   18.21   18.30   18.39   18.48
39       18.57   18.67   18.77    18.87   18.96   19.06   19.16   19.26   19.36   19.46   19.55   19.65
40       19.75   19.86   19.96    20.07   20.17   20.28   20.39   20.49   20.60   20.70   20.81   20.91

41       21.02   21.13   21.25    21.36   21.47   21.59   21.70   21.81   21.93   22.04   22.15   22.27
42       22.38   22.50   22.63    22.75   22.87   22.99   23.12   23.24   23.36   23.48   23.61   23.73
43       23.85   23.98   24.12    24.25   24.38   24.51   24.65   24.78   24.91   25.04   25.18   25.31
44       25.44   25.58   25.73    25.87   26.01   26.16   26.30   26.44   26.59   26.73   26.87   27.02
45       27.16   27.32   27.47    27.63   27.78   27.94   28.09   28.25   28.40   28.56   28.71   28.87

46       29.02   29.19   29.36    29.53   29.69   29.86   30.03   30.20   30.37   30.54   30.70   30.87
47       31.04   31.22   31.41    31.59   31.77   31.95   32.14   32.32   32.50   32.68   32.87   33.05
48       33.23   33.43   33.63    33.83   34.02   34.22   34.42   34.62   34.82   35.02   35.21   35.41
49       35.61   35.83   36.04    36.26   36.48   36.69   36.91   37.13   37.34   37.56   37.78   37.99
50       38.21   38.45   38.68    38.92   39.16   39.39   39.63   39.87   40.10   40.34   40.58   40.81

51       41.05   41.31   41.57    41.83   42.08   42.34   42.60   42.86   43.12   43.38   43.63   43.89
52       44.15   44.43   44.72    45.00   45.28   45.57   45.85   46.13   46.42   46.70   46.98   47.27
53       47.55   47.86   48.17    48.48   48.79   49.10   49.42   49.73   50.04   50.35   50.66   50.97
54       51.28   51.66   52.04    52.42   52.80   53.18   53.57   53.95   54.33   54.71   55.09   55.47
55       55.85   56.23   56.60    56.98   57.35   57.73   58.10   58.48   58.85   59.23   59.60   59.98

56       60.35   60.77   61.18    61.60   62.01   62.43   62.84   63.26   63.67   64.09   64.50   64.92
57       65.33   65.79   66.25    66.71   67.17   67.63   68.09   68.54   69.00   69.46   69.92   70.38
58       70.84   71.35   71.66    72.37   72.83   73.39   73.90   74.41   74.92   75.43   75.94   76.45
59       76.96   77.53   78.10    78.68   79.25   79.82   80.39   80.96   81.53   82.11   82.68   83.25
60       83.82   84.46   85.09    85.73   86.36   87.00   87.64   88.27   88.91   89.54   90.18   90.81

61       91.45   92.16   92.87    93.59   94.30   95.01   95.72   96.44   97.15   97.86   98.57   99.29
62      100.00  100.00  100.00   100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
63      100.00  100.00  100.00   100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
64      100.00  100.00  100.00   100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
65      100.00  100.00  100.00   100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00

EXHIBIT C-2                       Armco Inc.
- -----------              Noncontributory Pension Plan
                     QUALIFIED DOMESTIC RELATIONS ORDERS
                        EARLY COMMENCEMENT PERCENTAGES
           [Participant Under Age 40 Or Under 15 Years Of Service]
               Alternate Payee's Age At Commencement Of Pension

                                                Months
Whole                                           ------
Years       0       1       2        3       4       5       6       7       8      9       10      11
- -----       -       -       -        -       -       -       -       -      -       -       --      --
21        5.00%   5.02%   5.05%    5.07%   5.09%   5.12%   5.14%   5.16%   5.19%   5.21%   5.23%   5.26%
22        5.28    5.30    5.33     5.35    5.38    5.40    5.43    5.45    5.47    5.50    5.52    5.55
23        5.57    5.60    5.62     5.65    5.67    5.70    5.73    5.75    5.78    5.80    5.83    5.85
24        5.88    5.91    5.94     5.97    5.99    6.02    6.05    6.08    6.11    6.14    6.16    6.19
25        6.22    6.25    6.28     6.31    6.34    6.37    6.40    6.42    6.45    6.48    6.51    6.54

26        6.57    6.60    6.63     6.66    6.69    6.72    6.76    6.79    6.82    6.85    6.88    6.91
27        6.94    6.97    7.01     7.04    7.07    7.11    7.14    7.17    7.21    7.24    7.27    7.31
28        7.34    7.38    7.41     7.45    7.48    7.52    7.55    7.59    7.62    7.66    7.69    7.73
29        7.76    7.80    7.84     7.88    7.91    7.95    7.99    8.03    8.07    8.11    8.14    8.18
30        8.22    8.26    8.30     8.34    8.38    8.42    8.46    8.50    8.54    8.58    8.62    8.66

31        8.70    8.74    8.79     8.83    8.87    8.91    8.95    9.00    9.04    9.08    9.13    9.17
32        9.21    9.26    9.30     9.35    9.39    9.44    9.48    9.53    9.57    9.62    9.66    9.71
33        9.75    9.80    9.85     9.90    9.95   10.00   10.05   10.09   10.14   10.19   10.24   10.29
34       10.34   10.39   10.44    10.50   10.55   10.60   10.65   10.70   10.75   10.81   10.86   10.91
35       10.96   11.02   11.07    11.13   11.18   11.24   11.30   11.35   11.41   11.46   11.52   11.57

36       11.63   11.69   11.75    11.81   11.87   11.93   11.99   12.05   12.11   12.17   12.23   12.29
37       12.35   12.41   12.48    12.54   12.60   12.67   12.73   12.79   12.86   12.92   12.98   13.05
38       13.11   13.18   13.25    13.32   13.38   13.45   13.52   13.59   13.66   13.73   13.79   13.86
39       13.93   14.00   14.08    14.15   14.23   14.30   14.38   14.45   14.52   14.60   14.67   14.75
40       14.82   14.90   14.98    15.06   15.14   15.22   15.30   15.37   15.45   15.53   15.61   15.69

41       15.77   15.86   15.94    16.03   16.11   16.20   16.28   16.37   16.45   16.54   16.62   16.71
42       16.79   16.88   16.98    17.07   17.16   17.25   17.35   17.44   17.53   17.62   17.72   17.81
43       17.90   18.00   18.10    18.20   18.30   18.40   18.50   18.59   18.69   18.79   18.89   18.99
44       19.09   19.20   19.31    19.41   19.52   19.63   19.74   19.84   19.95   20.06   20.17   20.27
45       20.38   20.50   20.61    20.73   20.84   20.96   21.08   21.19   21.31   21.42   21.54   21.65

46       21.77   21.90   22.02    22.15   22.28   22.40   22.53   22.66   22.78   22.91   23.04   23.16
47       23.29   23.43   23.56    23.70   23.84   23.97   24.11   24.25   24.38   24.52   24.66   24.79
48       24.93   25.08   25.23    25.38   25.53   25.68   25.83   25.97   26.12   26.27   26.42   26.57
49       26.72   26.88   27.05    27.21   27.37   27.53   27.70   27.86   28.02   28.18   28.35   28.51
50       28.67   28.85   29.02    29.20   29.38   29.55   29.73   29.91   30.08   30.26   30.44   30.61

51       30.79   30.98   31.18    31.37   31.57   31.76   31.96   32.15   32.34   32.54   32.73   32.93
52       33.12   33.33   33.55    33.76   33.97   34.18   34.40   34.61   34.82   35.03   35.25   35.46
53       35.67   35.90   36.14    36.37   36.61   36.84   37.08   37.31   37.54   37.78   38.01   38.25
54       38.48   38.78   39.07    39.37   39.67   39.96   40.26   40.56   40.85   41.15   41.45   41.74
55       42.04   42.32   42.60    42.89   43.17   43.45   43.73   44.01   44.29   44.58   44.86   45.14

56       45.42   45.73   46.04    46.36   46.67   46.98   47.29   47.60   47.91   48.23   48.54   48.85
57       49.16   49.51   49.85    50.20   50.54   50.89   51.23   51.56   51.92   52.27   52.61   52.96
58       53.30   53.68   54.07    54.45   54.84   55.22   55.61   55.99   56.37   56.76   57.14   57.53
59       57.91   58.34   58.78    59.21   59.64   60.07   60.51   60.94   61.37   61.80   62.24   62.67
60       63.10   63.58   64.06    64.54   65.08   65.50   65.98   66.45   66.93   67.41   67.89   68.37

61       68.85   69.39   69.92    70.46   70.99   71.53   72.07   72.60   73.14   73.67   74.21   74.74
62       75.28   75.88   76.49    77.09   77.70   78.30   78.91   79.51   80.11   80.72   81.32   81.93
63       82.53   83.21   83.90    84.83   85.26   85.94   86.63   87.31   87.99   88.67   89.36   90.04
64       90.73   91.49   92.27    93.04   93.81   94.59   95.36   96.13   96.91   97.68   98.45   99.23
65      100.00

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 1

                   Provisions Relating to Covered Employees
                      Of HMK Industries Of Oklahoma, Inc.


     The Company sold its Sand Springs Works located in Sand Springs, Oklahoma (the "Works") and its Fabricated Reinforcing Products plants located in Grand Prairie, Texas; Omaha, Nebraska; Memphis, Tennessee; Denver, Colorado; Houston, Texas; and Baton Rouge, Louisiana, (the "Plants") to HMK Industries of Oklahoma, Inc. (the "Buyer") effective as of August 31, 1981. The salaried employees of the Company at the Works and the Plants and the hourly paid employees at the Grand Prairie and Omaha Plants participated in the Plan immediately prior to such sale.

     The Company and the Buyer agreed in the Purchase Agreement to provide continuity of employment and benefits for such employees. The Plan was amended to reflect the foregoing as described in this Appendix 1.

     This Appendix 1 shall apply with respect to Covered Employees effective from and after August 31, 1981. To the extent the provisions of this Appendix 1 conflict with any provision of the Plan, the provisions of this Appendix 1 shall control.

     Appendix 1.1 Covered Employees. This Appendix l applies to those employees of the Company whose employment was transferred to the Buyer or its successor or assign or any subsidiary or affiliate thereof in connection with the Buyer's purchase of the Company's Works and Plants (the "Divested Unit"), effective as of August 31, 1981, and who were Participants in the Plan immediately prior thereto, including the salaried employees at such Works and Plants and the hourly paid employees at the Grand Prairie and Omaha Plants.

     Appendix 1.2 Extended Eligibility. Notwithstanding any provision of the Plan to the contrary, for the purposes hereinafter described a Covered Employee shall not be considered to have separated from service under the Plan, and therefore shall not incur a Break In Continuous Service by reason of the sale of the Divested Unit but shall continue to accrue Continuous Service under the terms of Plan Article 9 as though his employment with the Buyer was employment with an Employing Company, but only for the following purposes:

     (a) for the purpose of determining eligibility to retire with a Normal Retirement Pension, a 62/15 Retirement Pension, a 30-Year Retirement Pension, an Early Retirement (55/15) Pension, or a Deferred Vested Pension;

     (b) for the purpose of determining eligibility for Pre-Pension Spouse Coverage and a Surviving Spouse's Benefit.

     Appendix 1.3 Fixed Factors. Except as expressly provided by this Appendix 1, all factors relating to eligibility for or amount of pension benefits of a Covered Employee shall be fixed at their status on August 31, 1981, under the terms of the Plan as in effect on such date. Events subsequent to the sale of the Divested Unit shall not alter or affect any fixed factors. Such fixed factors include but are not limited to:

     (a) length of Continuous Service and Average Monthly Earnings for purposes of determining the amount of any pension under Plan Article 5, which shall be computed based on Continuous Service and Average Monthly Earnings up to August 31, 1981;

     (b) the amount of any deductions under Plan Article 6, which shall be computed as of August 31, 1981, based on the law in effect on such date;

     (c) the existence of permanent incapacity, other disability, or Layoff status for purposes of eligibility under Plan Article 3, which conditions shall be recognized only if extant before September 1, 1981; and

     (d) the occurrence of a Permanent Shutdown for purposes of eligibility under Plan Article 3, which event shall not be recognized if it occurred after August 31, 1981. The sale of the Divested Unit shall not be considered a Permanent Shutdown.

     Appendix 1.4 Certain Incidental Benefits. In no event shall any Covered Employee first become eligible on or after August 31, 1981, to receive a Permanent Incapacity Pension, Immediate Severance (70/80) Pension, or a Rule-Of-65 Pension, nor shall any such Covered Employee qualify to receive a Special Pension Payment, Increased Regular Pension or Increased Rule-Of-65 Pension.

     Appendix 1.5 Reemployment Of Retired Covered Employees. If a Covered Employee retires from the employ of the Company or the Buyer and is subsequently re-employed by the Company or the Buyer, the provisions of Plan Article 10 shall apply.

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 2

                        Provisions Relating To Covered
                         Employees Of National-Oilwell

     Effective as of March 31, 1987, the Company transferred its National Supply Company business to National-Oilwell, a general partnership, 50% of which is owned by the Company. The salaried employees of the Company at National Supply Headquarters in Houston, Texas, the salaried and hourly employees at the National Supply Marketing Division, except Mobile Rig, Houston Plant, Los Neitos, Gainesville, Torrance, San Marcos, and certain salaried part-time employees participated in the Plan immediately prior to such transfer.

     This Appendix 2 shall apply with respect to Covered Employees, as defined below, effective March 31, 1987. To the extent the provisions of this Appendix 2 conflict with any provision of the Plan, the provisions of this Appendix 2 shall control.

     Appendix 2.1 Covered Employees. This Appendix 2 applies to (i) any Employee of the Company whose employment is transferred from the Company (including its National Supply Company division) or National-Oilwell (including any Affiliate that is at least 50% owned by National-Oilwell) at any time on or after March 31, 1987, and who was a Participant in the Plan immediately prior to his transfer of employment, and (ii) to any former or retired Employee of the Company or National-Oilwell who was a Participant in the Plan, who has a vested accrued benefit under the Plan and who becomes an Employee of National-Oilwell.

     Appendix 2.2 Extended Eligibility. Notwithstanding any provision of the Plan to the contrary, for the purposes hereinafter described a Covered Employee described in Appendix 2.1 shall not incur a Break In Continuous Service, solely by reason of the transfer of such Employee's employment to National-Oilwell or by National-Oilwell to an Affiliate that is at least 50% owned by National-Oilwell. Each Covered Employee shall continue to accrue Continuous Service under the terms of Plan Article 9 as though his employment with National-Oilwell was employment with the Company, but only for the following purposes:

     (a) for the purpose of determining eligibility to retire with a Normal Retirement Pension, a 62/15 Retirement Pension, a 30-Year Retirement Pension, an Early Retirement (55/15) Pension or a Deferred Vested Pension; and

     (b) for the purpose of determining eligibility for Pre-Pension Spouse Coverage and Pre-Retirement Survivor Annuity Coverage.

     Appendix 2.3 Fixed Factors. Except as expressly provided by this Appendix 2, all factors relating to eligibility for or amount of pension benefits of a Covered Employee shall be fixed at their status on March 31, 1987, or if earlier, as of the most recent Break In Continuous Service or Retirement of the Covered Employee described in Appendix 2.1(ii) under the terms of the Plan as in effect on such date. Events subsequent to the employment by or transfer to National-Oilwell shall not alter or affect any fixed factors. Such fixed factors include but are not limited to:

     (a) length of Continuous Service and Average Monthly Earnings for the purpose of determining the amount of any pension under Plan Article 5, which shall be computed based on Continuous Service and Average Monthly Earnings up to March 31, 1987;

     (b) the amount of any deductions under Plan Article 6, which shall be computed as of March 31, 1987, based on the law in effect on such date;

     (c) the existence of permanent incapacity, other disability, or Layoff status for purposes of eligibility under Plan Article 3, which conditions shall be recognized only if extant before April 1, 1987; and

     (d) the occurrence of a Permanent Shutdown of National-Oilwell or any successor for purposes of eligibility under Plan Article 3, which event shall not be recognized if it occurred after March 31, 1987. The transfer of the Company's National Supply division to National-Oilwell shall not be considered a Permanent Shutdown.

     Appendix 2.4 Certain Incidental Benefits. In no event shall any Covered Employee first become eligible after March 31, 1987, to receive a Permanent Incapacity Pension, an Immediate Severance (70/80) Pension, or a Rule-Of-65 Pension nor shall any Covered Employee qualify for a Special Pension Payment, Increased Regular Pension or Increased Rule-Of-65 Pension. Only Covered Employees who had completed at least 15 years of Continuous Service on the date of their transfer of employment to National-Oilwell shall be eligible for a Surviving Spouse's Benefit.

     Appendix 2.5 Reemployment Of Retired Covered Employees. If a Covered Employee or former Employee retires from the employ of the Company or National-Oilwell and is subsequently reemployed by the Company or National-Oilwell, the provisions of Plan Article 10 shall apply.

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 3

                Provisions Relating To Covered Employees Under
                    The Armco Inc. Retirement Pension Plan


     Effective January 1, 1988, the Armco Inc. Retirement Pension Plan ("Retirement Plan") was merged with and into the Plan. The liability to provide all benefits payable under the Retirement Plan was assumed by the Plan which received a transfer of assets from the Retirement Plan which is, in the opinion of the enrolled actuary, the equivalent in value of the liabilities assumed. The rights of any person whose employment terminated or who retired prior to January 1, 1988, including such person's eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Retirement Plan in effect on the date of his termination of employment or retirement.

     This Appendix 3 sets forth the provisions which apply to Covered Employees on and after January 1, 1988 and which differ from the provisions of the Plan. Any benefits payable to a Covered Employee under the Plan, and the time and manner in which such benefits will be paid, shall be determined under the terms of the Retirement Plan as set forth in this Appendix 3. To the extent the provisions of this Appendix 3 conflict with any provision of the Plan, the provisions of this Appendix 3 shall control.

     Appendix 3.1 Covered Employees. This Appendix 3 applies to (i) those employees at the Piqua Minerals facility in Piqua, Ohio of Armco Material Resources Division of Armco Inc. hired on or after August 1, 1983 who, on January 1, 1988, were covered under the Agreement between Armco Inc. and the Employees Association of Piqua Minerals dated August 1, 1983 and (ii) those employees of Atlantic Building Systems, Inc. whose benefits under the Retirement Plan were frozen as of June 30, 1986, pursuant to the sale of Atlantic Building Systems, Inc. to Southwest General, Inc. Individuals described in clause (ii) shall continue to accrue Continuous Service solely for the purpose of determining eligibility for benefits under the Retirement Plan.

     Appendix 3.2 Pension Payable. The monthly retirement benefit a Participant has earned as of a specified date (subject to any requirements as to vesting or possibility of forfeiture) calculated by multiplying $8.50 by the number of the Participant's years (and fractions thereof) of Credited Service and paid as a Single Life Annuity commencing on the first day of the month following the month in which the Participant attains Normal Retirement age (or if the Participant has already attained his Normal Retirement age, commencing on the first day of the month following the month in which such specified date occurs). In no event shall any supplemental pension amount be payable under Plan Article 4 or Plan
(S)(S) 5.2 or 5.3. Upon Retirement under Plan (S) 3.4, as modified by

Appendix (S) 3.4, or Plan (S) 3.9, any pension amount will be reduced in accordance with Appendix (S) 3.4.

     Appendix 3.3 Participation And Service.

     1. Date of Participation. Each Covered Employee who as a Participant in the Plan on December 31, 1987 shall continue to be a Participant on January 1, 1988. Each other person who is a Covered Employee or who becomes a Covered Employee on or after January 1, 1988 shall become a Participant on the first day of the month following the last to occur of the date (i) he becomes a Covered Employee, (ii) he completes one year of Continuous Service or (iii) he attains age 21.

     2. Continuous Service. An employee's Continuous Service shall be determined in accordance with the terms of the Plan, including, without limitation, Plan Article 9.

     3. Credited Service. Credited Service shall be determined in full years and fractions thereof (with any whole month being counted as 1/12th of a full year and with any fractional month being rounded to the nearest whole month). For the purpose of determining an employee's Credited Service, an employee's Continuous Service shall be reduced by any months (or fraction of a month) of absence from active employment which may have been included as Continuous Service under Plan (S)(S) 9.3(a)(2), (3), (4) or (6), 9.3(b), 93.(c)
or otherwise. Service with a Diverted Unit shall be counted as Continuous Service only insofar as BPAC may approve at the time of the sale or transfer of the Divested Unit.

     4. Reemployment Within Twelve Months Of a Break In Service. If any former employee of the Company or any Affiliate who incurred a Break In Continuous Service for a reason described in Item 3 above is reemployed and performs an hour of service within 12 months following the date of such Break In Continuous Service, the Break in Continuous Service shall be disregarded; provided, however, that the period from the Break in Continuous Service to his reemployment date shall be included as Credited Service.

     5. Reemployment With Ten Years or More. In any case where Item 4 above does not apply, a former employee of the Company or any Affiliate who incurred a Break in Continuous Service after completing 5 years or more of Continuous Service, shall be credited with his prior Continuous Service of his reemployment date and shall immediately qualify for participation in the Plan upon satisfying each other applicable condition set forth in Item 1 above; provided, however, that his period of absence shall not be counted as Credited Service.

     6. Reemployment With Less Than Ten Years. In any case where Items 4 and 5 above do not apply, a former employee of the Company or any Affiliate who incurred a Break In Continuous Service before completing at least 5 years of Continuous Service, his prior Continuous Service on his reemployment date may be disregarded only if his period of absence as of his reemployment date is of a duration in excess of the greater of 5 years or the length of his prior aggregate period of absence (excluding any prior period of absence which was properly disregarded under this rule, as then in effect, because of a prior Break In Continuous Service); provided, however, that his period of absence shall not be counted as Credited Service.

     Appendix 3.4 Retirement Dates.

     1. Normal Retirement. A Participant who is covered under this Appendix 3 shall be eligible to retire only in accordance with Plan (S)(S) 3.2, 3.5, 3.6 and 3.9, as each may be amended herein.

     2. Early Retirement. A Participant who incurs a Break In Continuous Service (other than by reason of his death or permanent incapacity) prior to qualifying for Normal Retirement may apply for and receive a retirement benefit under Plan (S) 3.5; provided, however, that the reference to "15 years but less than 30 years of Continuous Service" shall be amended to "10 years of Continuous Service"; and provided further, that the Plan is amended to provide that, subject to the other provisions of this Appendix 3, such retirement benefit shall (i) commence as of the first day of the month following the later of the month in which the Participant incurs a Break In Continuous Service or the month in which he applies for his pension and (ii) be reduced by.5% for each month by which the date as of which such retirement benefit commences precedes the first day of the month following the month in which the Participant would attain age 65, rather than the actuarial adjustment specified in Plan
(S)(S) 5.1(c)(2) or (3).

     3. Deferred Vested Retirement. A Participant who incurs a Break In Continuous Service (other than by reason of his death or permanent incapacity), prior to attaining age 55 but after completing at least 5 years of Continuous Service, may apply for and receive a retirement benefit under Plan (S) 3 and, subject to the other provisions of this Appendix 3, such retirement benefit shall (i) commence as of the first day of the month following the later of the month in which the Participant attains age 55 or the month in which he applies for a pension and (ii) be reduced by 0.5% for each month by which the date as of which such retirement benefit commences precedes the first day of the month following the month in which the Participant would attain age 65.

     Appendix 3.5 Payment Of Benefits. A Participant's retirement benefit under the Plan, if any, shall be payable in accordance with Plan Article 7; provided, however, that Plan (S)(S) 7.1, 7.2(e), 7.4 and Article 8 shall not apply to this Appendix 3.

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 4

                        Provisions Relating To Covered
                         Employees Of ME International


     Effective as of March 3, 1987 the Company transferred its National Automatic Electric Foundry (NAEF) business to ME International, a general partnership. The salaried employees of NAEF participated in the Plan immediately prior to such transfer.

     This Appendix 4 shall apply with respect to Covered Employees effective from and after March 3, 1987. To the extent the provisions of this Appendix 4 conflict with any provisions of the Plan, the provisions of this Appendix 4 shall control.

     Appendix 4.1 Covered Employees. This Appendix 4 shall apply, effective March 3, 1987, to employees of NAEF, including any person whose employment was transferred to ME International, in connection with the transfer of NAEF to ME International, and who were Participants in the Plan immediately prior thereto.

     Appendix 4.2 Extended Eligibility. Notwithstanding any provision of the Plan to the contrary, for the purposes herein described a Covered Employee shall not be considered to have separated from service under the Plan, and therefore shall not incur a Break In Continuous Service, by reason of the transfer of NAEF to ME International, but shall continue to accrue Continuous Service under the terms of Plan Article 9 as though his employment with ME International was employment with the Company, but only for the following purposes:

     (a) for the purpose of determining eligibility to retire with a Normal Retirement Pension, a 62/15 Retirement Pension, a 30-Year Retirement Pension, an Early Retirement (55/15) Pension, or a Deferred Vested Pension;

     (b) for the purpose of determining eligibility for Pre-Pension Spouse Coverage, and Pre-Retirement Survivor Annuity Coverage.

     Appendix 4.3 Fixed Factors. All factors under the Plan relating to eligibility for or amount of any pension benefits of a Covered Employee shall be fixed at their status on March 3, 1987, under the terms of the Plan as in effect on such date. Events subsequent to the transfer of NAEF to ME International shall not alter or affect any fixed factors. Such fixed factors include but are not limited to:

     (a) length of Continuous Service and Average Monthly Earnings for purposes of determining the amount of any pension under Plan Article 5, which shall be computed based on Continuous Service and Average Monthly Earnings up to March 3, 1987;

     (b) the amount of any deductions under Plan Article 6, which shall be computed as of March 3, 1987, based on the law in effect on such date;

     (c) the existence of permanent incapacity, other disability, or Layoff status for purposes of eligibility under Plan Article 3, which conditions shall be recognized only if extant before March 4, 1987; and

     (d) the occurrence of a Permanent Shutdown for purposes of eligibility under Plan Article 3, which event shall not be recognized if it occurred after March 3, 1987. The transfer of NAEF to ME International shall not be considered a Permanent Shutdown.

     Appendix 4.4 Certain Incidental Benefits. In no event shall any Covered Employee first become eligible after March 3, 1987, to receive a Permanent Incapacity Pension, Immediate Severance (70/80) Pension or Rule-Of-65 Pension, nor shall any such Covered Employee qualify to receive a Special Pension Payment under Plan Article 4, Increased Regular Pension under Plan (S) 5.2 or Increased Rule-Of-65 Pension under Plan (S) 5.3.

     Appendix 4.5 Reemployment Of Retired Covered Employees. If a Covered Employee retires from the employ of the Company or ME International and is subsequently reemployed by the Company, any Employing Company or ME International, the provisions of Plan Article 10 shall apply.

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 5

                        Provisions Relating To Covered
               Employees Of Contech Construction Products, Inc.

     Effective as of June 30, 1986, the Company sold its Construction Products Division ("CPD") to Contech Construction Products Inc. ("Contech"). All salaried employees of CPD, excluding employees employed at field locations and Riverside, California, participated in the Plan immediately prior to such sale.

     This Appendix 5 shall apply with respect to Covered Employees effective from and after June 30, 1986. On that date, Contech became an Employing Company under the Plan. To the extent the provisions of this Appendix 5 conflict with any provisions of the Plan, the provisions of this Appendix 5 shall apply.

     Appendix 5.1 Covered Employees. This Appendix 5 shall apply, effective June 30, 1986, to employees of CPD including any person whose employment was transferred to Contech or its successor or assign or any subsidiary or affiliate therewith in connection with Contech's purchase of CPD from the Com_ pany, and who were Participants in the Plan immediately prior thereto, including all salaried employees of CPD except those employed at field locations and Riverside, California.

     Appendix 5.2 Fixed Factors. Notwithstanding any provision of the Plan to the contrary, all factors under the Plan relating to eligibility for or amount of any pension benefits of a Covered Employee shall be fixed at their status on June 30, 1986, under the terms of the Plan as in effect on such date. Events subsequent to the sale of CPD to Contech shall not alter or affect any of these factors. Such fixed factors include but are not limited to:

     (a) length of Continuous Service and Average Monthly Earnings for purposes of determining the amount of any pension under Plan Article 5, which shall be computed based on Continuous Service and Average Monthly Earnings up to June 30, 1986.

     (b) the amount of any deductions under Plan Article 6, which shall be computed as of June 30, 1986, based on the law in effect on such date;

     (c) the existence of permanent incapacity, other disability, or Lay off status for purposes of eligibility under Plan Article 3, which conditions shall be recognized only if extant before July 1, 1986; and

     (d) the occurrence of a Permanent Shutdown for purposes of eligibility under Plan Article 3, which event shall not be recognized if it occurred after June 30, 1986. The sale of the CPD to Contech shall not be considered a Permanent Shutdown.

     Appendix 5.3 Certain Incidental Benefits. In no event shall any Covered Employee first become eligible after June 30, 1986, to receive a Permanent Incapacity Pension, an Immediate Severance (70/80) Pension, or Rule-Of-65 Pension, nor shall any Covered Employee qualify to receive any Special Pension Payment under Plan Article 4, any Increased Regular Pension under Plan (S) 5.2 or any Increased Rule-Of-65 Pension under Plan (S) 5.3. Only Covered Employees who had completed at least 15 years of Continuous Service as of June 30, 1986 shall be eligible for a Surviving Spouse's Benefit.

     Appendix 5.4 Reemployment of Retired Covered Employees. If a Covered Employee retired from the employ of the Company more than six months prior to June 30, 1986 and is subsequently reemployed by Contech, such Covered Employee shall not have his pension payment or commencement suspended.

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 6

                   Provisions Relating To Covered Employees
                      Of Atlantic Building Systems, Inc.

     Effective June 30, 1986 the Company sold its Atlantic Building Systems, Inc., ("Atlantic") to Southwest General, Inc. (the "Buyer"). Certain salaried employees of Atlantic listed in Appendix (S) 6.6 and hourly paid employees of Atlantic employed at Washington Courthouse, Ohio participated in the Plan immediately prior to such sale.

     The Company and the Buyer agreed in the Purchase Agreement to provide continuity of employment and benefits for such employees. The Plan was amended to reflect the foregoing as described in this Appendix 6.

     This Appendix 6 shall apply with respect to Covered Employees from and after June 30, 1986. On that date, Southwest General, Inc. became an Employing Company under the Plan. To the extent the provisions of this Appendix 6 conflict with any provisions of the Plan, the provisions of this Appendix 6 shall control.

     Appendix 6.1 Covered Employees. This Appendix 6 applies to those employees of Atlantic whose employment was transferred to the Buyer or its successor or assignor or any subsidiary or affiliate thereof in connection with the Buyer's purchase of Atlantic, effective as of June 30, 1986, and who were participants in the Plan immediately prior thereto, including those individuals listed in Appendix (S) 6.6 and hourly paid employees of Atlantic employed at Washington Courthouse, Ohio.

     Appendix 6.2 Extended Eligibility. Notwithstanding any provision of the Plan to the contrary, for the purposes hereinafter described, a Covered Employee shall not be considered to have separated from service under the Plan, and therefore shall not incur a Break In Continuous Service, by reason of the sale of Atlantic but shall continue to accrue Continuous Service under the terms of Plan Article 9 as though his employment with the Buyer was employment with the Company, but only for the following purposes:

     (a) for purposes of determining eligibility to retire with a Normal Retirement Pension, a 30-Year Retirement Pension, an Early Retirement (55/15) Pension or a Deferred Vested Pension; and

     (b) for purposes of determining eligibility for Pre-Pension Spouse Coverage and Pre-Retirement Survivor Annuity Coverage.

     Appendix 6.3 Fixed Factors. Except as expressly provided in this Appendix 6, all factors relating to eligibility for or amount of pension benefits of a Covered Employee shall be fixed at their status on June 30, 1986 under the terms of the Plan as in effect on such date. Events subsequent to the sale of Atlantic shall not alter or affect any fixed factors. Such fixed factors include but are not limited to:

     (a) length of Continuous Service and Average Monthly Earnings for the purpose of determining the amount of any pension under Plan Article 5, which shall be computed based on Continuous Service and Average Monthly Earnings up to June 30, 1986;

     (b) the amount of any deductions under Plan Article 6, which shall be computed as of June 30, 1986 based on the law in effect on such date;

     (c) the existence of permanent incapacity, other disability or Layoff status for purposes of eligibility under Plan Article 3, which conditions shall be recognized only if extant before July 1, 1986; and

     (d) the occurrence of a Permanent Shutdown for purposes of Plan Article 3, which event shall not be recognized if it occurred after June 30, 1986. The sale of Atlantic to the Buyer shall not be considered a Permanent Shutdown.

     Appendix 6.4 Certain Incidental Benefits. In no event shall any Covered Employee first become eligible after June 30, 1986 to receive a Permanent Incapacity Pension, as Immediate Severance (70/80) Pension or a Rule-of-65 Pension, nor shall any Covered Employee qualify for a Special Pension Payment, Increased Regular Pension under Plan (S) 5.2 or Increased Rule-of-65 Pension under Plan (S) 5.3. Only Covered Employees who had completed at least 15 years of Continuous Service as of June 30, 1986 shall be eligible for a Surviving Spouse's Benefit.

     Appendix 6.5 Reemployment Of Retired Covered Employees. If a Covered Employee retires from the employ of the Company or the Buyer and is subsequently reemployed by the Company or the Buyer, the provisions of Plan Article 10 shall apply.

     Appendix 6.6 Covered Salaried Employees. Effective January 1, 1984, salaried employees of Atlantic were given the election to remain Participants in the Plan or to become participants on the Armco Inc. Retirement Pension Plan. The following individuals, who were Participants on the Plan on December 31, 1983, elected to remain covered under the Plan:

                                            Social Security Number
                                            ----------------------
Kenneth Bond                                      ###-##-####
Robert Boonstra                                   ###-##-####
Derrell Brown                                     ###-##-####
Robert Burns                                      ###-##-####
Donald Campbell                                   ###-##-####
Walker Carll                                      ###-##-####
Donald Cockerill                                  ###-##-####
Donald Dunn                                       ###-##-####
Edwin Elliot                                      ###-##-####
Richard Gleadall                                  ###-##-####
James Hanawalt                                    ###-##-####
Burdette Johnson                                  ###-##-####
Paul Johnson                                      ###-##-####
Phillip Johnson                                   ###-##-####
Loren Klontz                                      ###-##-####
William Koger                                     ###-##-####
Lee Lynch                                         ###-##-####
Donald Maddux                                     ###-##-####
Marion McDonald                                   ###-##-####
Philip Morrow                                     ###-##-####
James Newland                                     ###-##-####
John Owens                                        ###-##-####
Roger Pope                                        ###-##-####
John Rich                                         ###-##-####
Hollis Slazer, Jr.                                ###-##-####
Robert Tillis                                     ###-##-####
James Welch, Jr.                                  ###-##-####
Melvin Wieland                                    ###-##-####
Wiley Witherspoon, Jr.                            ###-##-####
Lee Zimmerman                                     ###-##-####

                                  Armco Inc.
                         Noncontributory Pension Plan

                                  APPENDIX 7

                  Provisions Relating To Covered Employees Of
                        Permanently Shutdown Facilities

     A Permanent Shutdown has occurred at the facilities and on the dates listed below. In accordance with Plan (S) 9.3, Participants employed at such units incurred a Break In Continuous Service by reason of their termination of employment as a result of the Permanent Shutdown of the facility at which they were employed. Such individuals are entitled to receive or are receiving benefits, if any, in accordance with the provisions of the Plan.

                                                  Year Permanently
       Facility                                        Shutdown
       --------                                   ----------------
Evendale, Ohio Facility                                  1979

Idaho Falls Sales Yard                                   1979

Bathey, Michigan Manufacturing Co.                       1980

Marion, Ohio Works                                       1980

Mansfield, Pennsylvania                                  1980
Corrugated Steel Pipe Plant

Boise, Idaho Sales Yard                                  1980

Houston Construction Services                            1981

South Bend, Indiana                                      1981
Construction Services

ALMA, Michigan Corrugated                                1981
Steel Pipe Plant

Marion, Ohio Plant                                       1981

Butler, Pennsylvania Works                               1982
Slab Mill

Houston, Texas Pipe and                                  1982
Tube Plant

Denver, Colorado Plant                                   1982

AMR Resource Development                                 1982
Department, Middletown, Ohio

Houston, Texas Works                                     1983

Kansas City Works                                        1983
Certain Low Carbon Wire Operations
Certain Merchant Wire Operations
Certain Fastener Operations
10" Bar Mill

PAR Industries, Texas                                    1983

Construction Products Division                           1984
Fairbanks, Texas Plant

Construction Products Division                           1984
Construction Service Division,
Middletown, Ohio

Construction Products Division                           1985
Memphis, Tennessee Plant

Construction Products Division                           1985
Halethorpe, Maryland Plant

Ambridge, Pennsylvania Works                             1985

Logan, Ohio Plant                                        1985

Torrance, California Plant                               1985

Well Control Plant                                       1985
Houston, Texas

Manchester Inn                                           1985
Middletown, Ohio

National Supply Company                                  1985
Houston, Texas Plant

Armco Special Risks Division                             1986
Dallas, Texas

Los Nietos, California Plant                             1986

Gainesville, Texas Plant                                 1986

Kansas City, Missouri Works                              1988
   12" Mill
   #1 Melt Shop

Union Wire Rope Plant                                    1988

                   Armco Inc. Noncontributory Pension Plan
                         Noncontributory Pension Plan

                                  APPENDIX 8

                            List Of Divested Units



The sale of the following Divested Units occurred on the dates listed below.


Eastern Steel Division        5/12/89       Armco Steel Company, L.P.
                                            AK Management Corporation

Piqua Minerals                9/30/89       Valley Asphalt Corporation

                               FIRST AMENDMENT

                                    to the

                                  Armco Inc.

                         Noncontributory Pension Plan


     The Armco Inc. Noncontributory Pension Plan is hereby amended in the following respects:

1. Plan (S) 3.6 is amended to insert the following parenthetical after the word Participant where it appears in the first line:

          ", other than a Participant eligible for a Deferred Vested Pension in accordance with Plan (S) 3.9,"

2.   Plan (S)(S) 5.1(b)(1), (2), (3), (5), (6), (7) are hereby
     deleted and Plan (S)(S) 5.1(b)(4) is renumbered (S) 5.1(b); and the reference to Plan (S) 5.1(b)(4)(A) where it appears in Plan (S) 5.1(a)(3), or elsewhere within the Plan, is changed to refer to the new paragraph as renumbered, Plan (S) 5.1(b).

3. Plan (S) 14.3(b) is amended to add the following new sentence thereto at the end thereof:

          "The minimum benefit of a Non-Key Employee will be determined without regard to the level of the Non-Key Employee's Earnings."

     The foregoing amendments shall be effective as of January 1, 1990. Except as herein amended, the Plan shall remain in full force and effect as heretofore constituted.

     This first amendment was duly adopted by the Benefit Plans Administrative Committee at its meeting held on the 23rd day of May, 1990.


                                                 /s/ Richard D. Brown
                                                 ----------------------
                                                 Richard D. Brown
                                                 Assistant Secretary

                                Second Amendment
                                     to the
                                   Armco Inc.
                          Noncontributory Pension Plan


The Armco Inc. Noncontributory Pension Plan as heretofore established effective as of January 1, 1989 and as thereafter amended on May 23, 1990, is further amended in the following respects:

     1.   Section 9.2(b) is amended to read as follows:
          --------------

          "Except as provided in Plan (S)(S) 9.3(a) and 9.3(c)(2), the period between an Employee's Break In Continuous Service and the date of such Employee's reemployment which results in the removal of a Break In Continuous Service shall not be credited as Continuous Service; and"

     2.   Section 9.3(c) is amended to read as follows:
          --------------

     (c) An Employee who incurs a Break In Continuous Service prior to becoming eligible for an immediate or a Deferred Vested Pension, who becomes reemployed by an Employing Company, whose Break In Continuous Service is not removed pursuant to Plan (S) 9.3(a)(2), and

          (1) whose reemployment occurred within 5 years of such Break In Continuous Service and who completes 1 year of Continuous Service following such reemployment shall have his Break In Continuous Service removed for all purposes under the Plan; and

          (2) whose reemployment occurred within 1 year of such Break In Continuous Service, who upon incurring a subsequent Break In Continuous Service has less than 5 years of Continuous Service shall receive credit for his Continuous Service prior to the first break described above and for the period between such Break In Continuous Service and the date of reemployment, plus any other Continuous Service which would result from application of Plan (S) 9.3(c)(1) above taking into account service credited pursuant to this paragraph, but credit for his Continuous Service shall be granted under this Plan (S) 9.3(c)(2) only for the purpose of determining eligibility for pension under Plan (S)(S)
               3.2 or 3.9.

     3. Appendix 5 containing provisions relating to Covered Employees of Contech Construction Products Inc. is amended in the following respects:

          (a) The second sentence of the of the first paragraph of Appendix 5 is deleted and a new sentence is inserted therefore reading as follows:

               "Except as provided in Appendix 5.5 below, all salaried employees, and those hourly employees who are not represented by the international unions with which Armco Inc. had a collective bargaining agreement at the time of the sale, participated in the Plan immediately prior to such sale."

          (b)  A new Appendix 5.5 is added reading as follows:

               "Appendix 5.5.  Excluded Employees.  Those employees of CPD who
                ------------   ------------------
               were not eligible to participate in the Plan at the date of sale are as follows:


                                                                        10/11/90

               (a) All non-exempt salaried employees not located in the headquarters offices of CPD in Middletown, Ohio, who were hired on or after June 22, 1982.

               (b)  All exempt salaried employees hired after January 1, 1984.

               (c)  All employees of Canyon Concrete Company.

               (d)  All employees at any of the following locations:

                    Winchester, KY         Walnut Ridge, AR
                    Bowling Green, OH      Albuquerque, NM
                    West Palm Beach, FL    Denver, CO
                    Sulfur Springs, TX     Phoenix,  AR

               (e) All hourly employees hired on or after May 1, 1983, at any of the following locations:

                    Madeira, CA            Springfield, IL
                    Portage, WI            Salt Lake City, UT
                    Montgomery, AL

               (f) All hourly employees hired on or after June 1, 1983 at any of the following locations:

                    Minneapolis, MN        Baton Rouge, LA
                    Des Moines, IA         Schulenburg, TX
                    Topeka, KS             Wahoo, NE

               (g) All hourly employees hired on or after July 1, 1983 at any of the following locations:

                    Jacksonville, FL       Raleigh, NC
                    Hillsboro, OR          Mangum, OK

               (h) All hourly employees hired on or after February 1, 1984 at any of the following locations:

                    Greencastle, PA        Palmer, AK

This Second Amendment of the Armco Inc. Noncontributory Pension Plan was approved by the Armco Inc. Benefit Plans Administrative Committee at its meeting held on October 11, 1990.


                                              /s/ Richard D. Brown
                                              ______________________________
                                              Richard D. Brown
                                              Secretary-Benefit Plans
                                              Administrative Committee

                                Third Amendment
                                     to the
                                   Armco Inc.
                          Noncontributory Pension Plan


The Armco Inc. Noncontributory Pension Plan as heretofore established effective as of January 1, 1989 and as thereafter amended on May 23, 1990 and October 11, 1990, is further amended in the following respects:

     1.   Section 9.4(a) is amended to delete the period at the end thereof and
          --------------
          to add at the end of the paragraph the following:

          ", the Special Pension Payment under Article 4 or the Surviving Spouse Benefit under Article 8."

The Third Amendment of the Armco Inc. Noncontributory Pension Plan was approved by the Armco Inc. Benefits Plan Administrative Committee at its meeting held on November 14, 1991.


                                    /s/ Richard D. Brown
                                    ______________________________
                                    Richard D. Brown
                                    Secretary-Benefit Plans
                                    Administrative Committee



                                                                       11/14/91